UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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SYBASE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SYBASE, INC.
____________________

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
April 14, 2009

TIME:	10:00 a.m., Tuesday, April 14, 2009

PLACE:	Sybase, Inc. United Nations Conference Room One Sybase Drive Dublin, California 94568

BUSINESS:
  Elect five directors

  Ratify Ernst & Young LLP as our independent registered public accounting firm for 2009

  Consider amendments to the Sybase, Inc. Amended and Restated 2003 Stock Plan, that among other matters, increase the share reserve by 5,000,000 shares and approve its material terms and performance goals for purposes of Internal Revenue Code Section 162(m)

  Transact other business properly brought before the meeting

RECORD DATE:	You are entitled to vote on these matters if you were a stockholder of record at the close of business on Friday, February 27, 2009.

HOW TO VOTE:

If you are not able to attend the meeting in person, you can vote (1) by telephone, (2) on the Internet or (3) by signing, dating, and returning the enclosed proxy and mailing it as soon as possible in the enclosed postage-paid envelope. Please see specific instructions printed on your enclosed proxy.

We consider the votes of all stockholders to be important, no matter how many shares you may own. Whether or not you plan to attend this meeting, please vote today using the enclosed proxy card to vote by telephone, by Internet or by signing, dating and returning the proxy card in the postage-paid envelope provided.

By Order of the Board of Directors

DANIEL R. CARL
Dublin, California	Vice President, General Counsel,
March 18, 2009	and Secretary

This Notice of Meeting and accompanying Proxy Statement and proxy card are first being distributed on or about March 18, 2009

SYBASE, INC.
____________

PROXY STATEMENT

GENERAL INFORMATION

Your votes are solicited on behalf of the Sybase, Inc. Board of Directors for matters to be decided at the 2009 Annual Meeting of Stockholders to be held 10:00 a.m. (PDT) on Tuesday, April 14, 2009 in the United Nations Conference Room at the Company’s principal executive offices, One Sybase Drive, Dublin, California 94568 (see map on back cover) and at any adjournment or postponement thereof. The Company’s principal executive offices are located at One Sybase Drive, Dublin, California 94568.

Record Date

You are entitled to vote at the 2009 Annual Meeting if you were a Sybase stockholder at the close of business on the February 27, 2009 Record Date. On that date, 81,205,004 shares of Common Stock were issued and outstanding. No Preferred Stock was issued or outstanding. A list of stockholders entitled to vote at the 2009 Annual Meeting will be available for inspection at the Company’s headquarters for a period of ten days before the Annual Meeting.

How to Vote or Revoke Your Proxy

You can vote your shares by mail or in person at the 2009 Annual Meeting. Instructions for each voting method appear on your enclosed proxy or voting instruction card. If you are a record holder, you may revoke your proxy anytime prior to the vote at the 2009 Annual Meeting by (1) notifying Sybase in writing, (2) issuing a later proxy, or (3) voting in person at the meeting. If you previously granted a proxy, but decide to attend the meeting in person, your proxy will be voted as previously instructed unless you vote in person at the meeting.

If you hold your shares in “Street name,” it means your Sybase stock is held in an account maintained by your broker, bank or other qualified agent. The stock is registered in your agent’s name for your benefit. If your shares are held in Street name, you are considered the beneficial owner of the shares, and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker, bank or agent. As a beneficial owner, you have the right to direct your broker, bank or agent how to vote and are also invited to attend the 2009 Annual Meeting. If you hold shares in “Street name” and wish to change your voting instructions, you must follow the instructions on your voting instruction card or call your broker, bank or agent. If you hold your shares in Street name, you may not vote unless you obtain a “legal proxy” from your bank, broker or agent.

Attending the Meeting

If you are a record holder and plan to vote in person at the 2009 Annual Meeting, please bring proof of identification. If you are a street name holder, you should bring proof of identification and a copy of your brokerage statement showing your share ownership as of February 27, 2009. Even if you currently plan to attend the 2009 Annual Meeting, we recommend that you submit your proxy as described above so that your vote will be counted if you later decide not to attend the Meeting.

How Your Votes Are Counted

• One Share, One Vote. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on each proposal presented at the Annual Meeting.

• Quorum. A majority of the shares entitled to vote on the Record Date constitutes a quorum required to conduct business at the Annual Meeting. The meeting will be adjourned unless at least that number of shares is represented in person or by proxy.

• “Votes Cast” means the votes cast on a particular matter. It includes votes “FOR,” “WITHHELD,” “AGAINST,” and “ABSTAIN,” but does not include broker non-votes (see “Broker Non-Votes,” below).

What Your Vote Means

• On Election of Directors. You may vote “FOR” or “WITHHELD” for each nominee. A “WITHHELD” vote is counted toward a quorum only, but does not affect the outcome of the election, because directors are elected by a plurality. The five director nominees with the greatest number of “FOR” votes (even if not a majority of Votes Cast) will be elected. There is no cumulative voting in the election of directors.

The Company’s Corporate Governance Guidelines (available at www.sybase.com/about_sybase/investorrelations under “Corporate Governance”) specify that, in an uncontested election of directors, any nominee who receives a greater number of

“WITHHELD” votes than “FOR” votes shall promptly tender his or her resignation following the certification of the vote. The Company’s Board Affairs Committee will then consider the resignation and the full Board of Directors will act upon the recommendation of the Board Affairs Committee within 90 days of the certification of the stockholder vote. The Board’s determination and reasons for accepting or rejecting the resignation will be publicly disclosed in accordance with the Corporate Governance Guidelines.

• On Other Proposals. You may vote “FOR,” “AGAINST” or “ABSTAIN.” The vote required on each matter described in this Proxy Statement (other than the election of directors) is the affirmative vote of a majority of the Votes Cast on that matter. Abstentions are counted toward a quorum and are also counted as Votes Cast. This means an abstention has the same effect as a vote “AGAINST.”

• What If I Don’t Vote? If you sign and return your proxy card, but don’t indicate how your shares are to be voted, your shares will be voted “FOR” all of the Company’s director nominees and “FOR” all other proposals described in this Proxy Statement. The Company’s proxy holders will have discretion to vote your shares on any new business submitted for a stockholder vote at the Annual Meeting.

• Broker Non-Votes. If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. The election of directors and the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009 should be treated as routine matters. The proposal to amend the 2003 Stock Plan is not considered a routine matter and your broker will not vote on this proposal without your instructions. If you do not instruct the agent how to vote the Sybase stock in your account, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on a certain matter without instructions from the beneficial owner, and such instructions are not given.

Broker non-votes will be counted to determine whether a quorum is present, but are not considered “Votes Cast.”

Multiple Sets of Proxy Materials

If your shares are registered under different names, or if they are in more than one account, you may receive more than one proxy card. To ensure that all of your shares are vote, please vote using each proxy card that you receive.

Under applicable SEC rules, only one set of proxy materials will be delivered to multiple stockholders sharing the same address, unless we receive contrary instructions from a stockholder at that address. If you share an address with another stockholder and you wish to receive additional sets of proxy materials, please contact Investor Relations at the address noted in the next section to request these materials at no cost to you. Similarly, if you share an address with another stockholder and you want to eliminate the receipt of duplicate sets of materials, please contact us to request a single set of these materials for your household in the future.

Electronic Copies; Requesting Paper Copies

You may enroll for “paperless” electronic delivery at http://www.icsdelivery.com/sybs/index.html and receive our annual report and proxy materials for future meetings by e-mail.

Documents referenced in this Proxy Statement as being available on our website at www.sybase.com/about_sybase/investorrelations under “Corporate Governance” can also be requested in hard copy format free of charge by contacting Investor Relations, One Sybase Drive, Dublin, California 94568 (tel: 925-236-5000), e-mail: investorrelations@sybase.com.

This Proxy Statements and our Annual Report for 2008 are available on our website at www.sybase.com/about_sybase/investorrelations

Proxy Solicitation

We will pay the cost of soliciting stockholder proxies and have retained Georgeson Shareholder to assist in soliciting proxies for the Annual Meeting. The fee for such services is anticipated to be approximately $7,000, plus expenses. We may also reimburse brokers and others for their expenses in forwarding solicitation materials to beneficial owners. No additional amounts will be paid for any proxies solicited by any of our directors, officers or employees.

ELECTION OF DIRECTORS

At our 2007 Annual Meeting, our stockholders approved an amendment to our Restated Certificate of Incorporation to reorganize our Board of Directors into a single class. Previously, our nine-member Board of Directors was divided into three classes, each having a three-year term expiring in successive years. Directors elected at or prior to the 2007 Annual Meeting will stand for election annually following the expiration of their existing terms as follows:

Director	Current Term Expires
John S. Chen	2009
Alan B. Salisbury	2009
Michael A. Daniels	2009
Richard C. Alberding	2009
Jack E. Sum	2009
Linda K. Yates	2009
Cecilia Claudio	2010
L. William Krause	2010
Robert P. Wayman	2010

All of the directors other than Mr. Chen are non-employee directors. The directors to be elected at the Annual Meeting will hold office until their term expires at the Annual Meeting of Stockholders in 2009, or until their earlier resignation or removal. The Company’s nominees are: John S. Chen, Alan B. Salisbury, Michael A. Daniels, Richard C. Alberding and Jack E. Sum. Linda K. Yates has decided not to stand for re-election at the 2009 Annual Meeting, and the Board of Directors has not nominated a candidate to replace Ms. Yates on the Board of Directors. Accordingly, following the 2009 Annual Meeting there shall be one vacancy on the Company’s nine member Board of Directors. All of the Company’s nominees have advised the Company that they will serve if elected. Your shares will be voted as you instruct, but if you submit your proxy without voting instructions, your shares will be voted “FOR” the election of the Company’s nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FIVE COMPANY NOMINEES

Director Biographical Information

The following sets forth information about our current Board of Directors, including the nominees described above. There are no family relationships among any Company executive officers or directors.

John S. Chen Director since 1997 Age 53 Nominee

Mr. Chen has been Chairman, Chief Executive Officer, and President of Sybase, Inc. since November 1998. From February through November 1998, he served as co-Chief Executive Officer. Mr. Chen joined Sybase in August 1997 as Chief Operating Officer and served in that capacity until February 1998. From March 1995 to July 1997, Mr. Chen was President of the Open Enterprise Computing Division of Siemens Nixdorf, a computer and electronics company, and Chief Executive Officer and Chairman of Siemens Pyramid, a subsidiary of Siemens Nixdorf. He is also a current director of The Walt Disney Company, an entertainment and media company and Wells Fargo & Co., a national bank.

Richard C. Alberding Director since 1993 Age 78 Nominee

Mr. Alberding served as an Executive Vice President of Hewlett-Packard Company, a computer and electronics company, before retiring from that company in 1991. He had served in various management positions with HP beginning in 1958. Mr. Alberding is also a director of PC-TEL, a wireless software company, and has served as a director of Stratex Networks, a communications company, retiring in 2006 when that company was sold.

Cecilia Claudio Director since 1999 Age 54

Ms. Claudio has served as Vice President and General Manager of the Enterprise Solutions group of Hewlett-Packard, a computer and electronics company since July 2008. From February 2007 to July 2008, Ms. Claudio served as Senior Vice President and Chief Information Officer of SanDisk Corporation, a flash memory data storage company. From October 2005 to January 2007, Ms. Claudio served as Chief Information Officer of Mercury Interactive Corporation, a business technology optimization software provider. From October 2004 to October 2005, Ms. Claudio served as Chief Information Officer and Vice President, Engineering for Align Technology, a technology-based orthodontic manufacturer. In May 2004, Ms. Claudio was named an Executive in Residence at Clearstone Venture Partners, a venture capital firm and continues to serve in an advisory capacity for Clearstone. From March 2003 to October 2004, Ms. Claudio served as the Executive Vice President and Chief Information Officer of Zurich Financial Services, the parent company of Farmers Group, Inc., a large automobile and home insurance company. From June 1998 to March 2003, Ms. Claudio served as Senior Vice President and Chief Information Officer of Farmers Group, Inc.

Michael A. Daniels Director since 2007 Age 62 Nominee

Mr. Daniels has been a Consulting Employee at Science Applications International Corporation (SAIC), a scientific, technical and professional services firm, since May 2004. From May 2005 to November 2006, he served as the chairman of the board of Mobile 365, Inc. and served as its Chief Executive Officer from December 2005 to August 2006. Sybase acquired Mobile 365, Inc. in November 2006 and renamed it Sybase 365, Inc. From December 1986 to May 2004, Mr. Daniels served in a number of senior executive positions at SAIC including Sector Vice President from February 1994 to May 2004. Mr. Daniels served as Chairman of the board of directors of Network Solutions, Inc., an Internet company, from March 1995 to June 2000 when Verisign purchased Network Solutions. Mr. Daniels is on the board of directors of Luna Innovations, a high technology manufacturer.

L. William Krause Director since 1995 Age 66

Mr. Krause has been President of LWK Ventures, a private investment firm since 1991. In addition, Mr. Krause served as Chairman of the Board of Caspian Networks, Inc., an IP networking systems provider, from April 2002 to September 2006 and was CEO from April 2002 until June 2004. He also served as President and Chief Executive Officer of 3Com Corporation, a global data networking company, from 1981 to 1990, and as its Chairman from 1987 to 1993 when he retired. Mr. Krause currently serves as a director of Brocade Communications Systems, Inc., a networking solutions and services company and Core-Mark Holding Company, Inc., a distributor of packaged consumer goods.

Alan B. Salisbury Director since 1993 Age 72 Nominee

Mr. Salisbury has been an independent management consultant to the information technology industry since July 1999. He retired from the U. S. Army in 1987, where as a Major General he commanded the Information Systems Engineering Command, with responsibility for developing, acquiring and supporting all Army information systems hardware and software worldwide. From 1987 through 1991, he headed R&D for Contel Corporation, then the third largest independent telephone company, and from 1991-1993 he served as COO of the Microelectronics and Computer Technology Corp (MCC), an IT development consortium. From August 1998 through June 1999, he served as Chairman of the U.S. subsidiary of Learning Tree International, a provider of advanced technology and technical management training. From 1993 through June 1999, Mr. Salisbury served as Learning Tree International’s President, and he served as a director from June 1994 through June 2001. He also served as a director of Template Software, Inc., an enterprise application integration and tools development company, from January 1998 through December 1999.

Jack E. Sum Director since 2004 Age 66 Nominee

Mr. Sum served as a Partner of PricewaterhouseCoopers (PwC), an accounting firm, from 1980 until his retirement in July 2003. Beginning in 1995, Mr. Sum served as the firm’s San Francisco Bay Area Audit Methods Partner and Risk Management Partner. During his career with PwC, which began in 1968, Mr. Sum was responsible for audit, tax and consulting efforts for a variety of national and multi-national companies ranging in size from $5 million to $10 billion in sales. Mr. Sum is a member of the California Institute of Certified Public Accountants.

Robert P. Wayman Director since 1995 Age 63

In January 2007, Mr. Wayman retired from his position as Chief Financial Officer of Hewlett-Packard Company, a computer and electronics company, a position he held since 1984, and as HP’s Executive Vice President, Finance and Administration, a position he held since 1992. Mr. Wayman was named HP’s Chief Executive Officer on an interim basis in February 2005 and served in this capacity until March 2005. In February 2005, Mr. Wayman was appointed to HP’s Board of Directors; he previously served as an HP director from December 1993 through May 2002. He is a current director of Affymetrix, Inc., a developer of tools to analyze complex genetic information. Mr. Wayman is a member of the Advisory Board to Northwestern University Kellogg School of Management.

Linda K. Yates Director since 2000 Age 46

Ms. Yates is the co-founder of Strategos, an international strategy consulting firm, where she served as Chief Executive Officer from January 1995 through August 1999. Ms. Yates currently serves as a Senior Advisor to large corporations and acts as a bridge between the Silicon Valley and large multi-national corporations. She is also a Henry Crown Fellow with the Aspen Institute.

Executive Officer Biographical Information

The following table sets forth information about our current executive officers. Information for John S. Chen is provided in the director table above.

Marty Beard President, Sybase 365 Age 45

Mr. Beard has served in his present capacity since November 2006. From February 2003 to November 2006 Mr. Beard was Senior Vice President, Corporate Development and Marketing. From August 2000 through January 2003, Mr. Beard was Vice President, Corporate Development. Before joining Sybase, Mr. Beard was Vice President of Oracle Online, a division of Oracle Corporation, a database software company, from June 1999 through July 2000. Prior to that he served as Senior Director, Mid-Market Business Solutions for Oracle beginning in July 1997. From June 1993 through June 1997, Mr. Beard was Staff Director, Corporate Strategy and Development for Pacific Telesis Group, a telecommunications company.

Steven M. Capelli President, Worldwide Field Operations Age 51

Mr. Capelli has served in his present capacity since August 2006. From January 2005 to August 2006 he served as Senior Vice President and General Manager, North America Operations. From February 2004 to January 2005 he served as Senior Vice President and General Manager, Worldwide Partner Group. Immediately prior to that, he served as Senior Vice President and General Manager, Worldwide Field Organization beginning in January 2003. Before that, Mr. Capelli served as Senior Vice President and General Manager, North American Operations from March 1998 through July 2002. Before joining Sybase in December 1997, Mr. Capelli worked for Siemens-Pyramid, a subsidiary of Siemens Nixdorf, a computer and electronics company, from August 1992 to December 1997. During that time, he held several positions including Chief Financial Officer, Vice President of Inter Continental Sales and Director of Field Operations.

Daniel R. Carl Vice President, General Counsel and Secretary Age 56

Mr. Carl has served in his present capacity since April 1999. Immediately prior to that, he served as Director of European Legal Affairs beginning in January 1997. Mr. Carl has been a Vice President of Sybase since May 1996, and served as Associate General Counsel from 1992 to April 1999.

Billy Ho Senior Vice President Product and Technology Operations Age 52

Mr. Ho has served in his present capacity since January 2007. From April 2003 to December 2006 he served as Senior Vice President and General Sales Manager OEM Sales. Beginning in October 2001 Mr. Ho served as Senior Vice President and General Manager, e-Business Division. Prior to that he held the position of Senior Vice President of Product Development and Marketing, e-Business Division from July 2001 to October 2001. Before that he held the position of Vice President of Product Development, Enterprise Solutions Division from October 1998 to July 2001. Mr. Ho joined Sybase in 1997 as Director of Engineering.

Keith Jensen Vice President and Controller Age 50

Mr. Jensen has served in his present capacity since November 2007. From February 2006 to November 2007 he served as Senior Director of Finance. Before joining Sybase, from October 1999 to January 2006, Mr. Jensen was the chief financial officer for Dorado Network Systems, a provider of software solutions to financial service companies. Mr. Jensen previously held several positions with Coopers & Lybrand, including audit manager.

Raj Nathan Senior Vice President and Chief Marketing Officer Age 55

Dr. Nathan has served in his present capacity since January 2007. From February 2004 to December 2006 he served as Senior Vice President and General Manager, Infrastructure Platform Group. Immediately prior to that, he served as Senior Vice President and General Manager, Enterprise Solutions Division beginning in December 2000. Joining Sybase in November 1997, he served as Senior Vice President, Corporate Program Office and later as Senior Vice President and General Manager of the Internet Applications Division until December 2000. From May through November 1997, he served as President and Chief Executive Officer of Siemens Pyramid, a subsidiary of Siemens Nixdorf, a computer and electronics company, and held a number of executive positions with Siemens Pyramid prior to that.

Jeffrey G. Ross Senior Vice President and Chief Financial Officer Age 44

Mr. Ross has served in his present capacity since November 2007. From August 2004 to November 2007 he served as Corporate Controller. From July 2000 to August 2004 he served as Group Director of Tax and Accounting. Mr. Ross has held various other positions since joining Sybase in 1997. Before joining Sybase, Mr. Ross held several positions with Price Waterhouse, including senior manager in international tax.

Terry Stepien President iAnywhere Solutions, Inc. Age 50

Mr. Stepien has served in his present capacity since May 2000. Prior to that he had served as Senior Vice President and General Manager of Sybase’s Mobile and Embedded Computing Division (MEC) since March 1999. From September 1998 to March 1999, he was Vice President and General Manager of MEC. From September 1996 to September 1998, he served as Vice President, Marketing for Database Products. Mr. Stepien was Vice President, Marketing for Workplace Database Products from February 1995 to September 1996.

Nita C. White-Ivy Vice President Worldwide Human Resources Age 62

Ms. White-Ivy has served in her present capacity since March 1998. Prior to that, she was a human resources consultant to Sybase beginning in January 1998. Before joining Sybase, she was with Siemens Pyramid, a computer and electronics company, serving as Sr. Director Human Resources from 1992 to February 1994 and as Vice President of Worldwide Human Resources from February 1994 to October 1997.

Non-Employee Director Compensation

During 2008, the Company paid fees to its non-employee directors according to the following table. The Company generally reviews non-employee director compensation annually. All retainers are paid in four quarterly installments, but are discontinued upon a director’s resignation if not already earned. The Company has stock ownership guidelines that require all senior executives and directors to hold a minimum investment position in the Company, which for directors is equal to three times the annual base cash retainer. The stock ownership guidelines are posted on our website under “Corporate Governance” at www.sybase.com/about_sybase/investorrelations. See “Compensation Discussion and Analysis -- Stock Ownership Guidelines” on page 37 for a discussion of the stock ownership guideline requirements applicable to Company officers.

Annual retainer	$32,600
Per Regular Board meeting attended in person, by video or phone	1,800
Per Special Board meeting exceeding one hour
(attended in person, by video or telephone)	1,800
Per Regular or Special Committee meeting exceeding one hour
(attended in person, by video or phone):
- Board Affairs Committee - Chairperson	1,900
- Board Affairs Committee - Committee member	1,600
- Audit Committee and Compensation Committee - Chairperson or Committee
member (increased from $1,600 for Committee members in May 2008)	1,900
Additional annual retainer for Board Affairs Committee chairperson	8,000
Additional annual retainer for Compensation Committee chairperson
(increased from $10,000 in May 2008)	14,000
Additional annual retainer for Audit Committee chairperson
(increased from $12,000 in May 2008)	16,000
Additional annual retainer for lead independent director
(increased from $15,000 in May 2008)	20,000
Out-of-pocket travel expenses associated with meeting attendance	Actual reasonable

Under our Amended and Restated 2003 Stock Plan (the “2003 Plan”), on the first trading day in February each non-employee director who has served for at least five months shall be granted an award having an imputed value (as defined in the 2003 Plan) determined by the board which shall not exceed $400,000. Under the 2003 Plan, any new non-employee director appointed after the adoption of the 2003 Plan shall receive an initial grant having an imputed value determined by the board which shall not exceed $800,000. Under the proposed amendments to the 2003 Plan, the date of the annual grant to the non-employee directors will be changed from the first trading day in February to the last day of the first scheduled board meeting in each calendar year.

Director Compensation Paid In 2008

					Change in
					Pension
	Fees				Value and
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
(1)	($)	($)(2)	($)(3)(4)	($)	($)	($)	($)
Richard C. Alberding	60,189	0	204,086	0	0	0	264,275
Cecilia Claudio	53,600	0	204,086	0	0	0	257,686
Michael A. Daniels	61,911	0	86,785	0	0	0	148,696
L. William Krause	70,800	0	204,086	0	0	0	274,886
Alan B. Salisbury	61,600	0	204,086	0	0	0	265,686
Jack E. Sum	65,000	0	203,087	0	0	0	268,087
Robert P. Wayman	74,300	0	204,086	0	0	0	278,386
Linda K. Yates	45,400	0	204,086	0	0	0	249,486
____________________

1.

Mr. Chen, the Company’s only employee director, does not receive compensation, expense reimbursement, or stock option grants for serving as a director or for attending Board or committee meetings. Mr. Chen’s 2008 compensation information is set forth in the “Summary Compensation Table” on page 40.

2.	The Company did not grant any stock awards to members of the Board of Directors in 2008 or in prior years. No stock awards were outstanding at December 31, 2008.

3.

The amounts in the column titled “Option Awards” reflect the dollar amount recognized for financial statement reporting purposes (excluding the impact of estimated forfeitures related to service based vesting conditions) for the fiscal year ending December 31, 2008 in accordance with FAS 123R for the following awards: February 2, 2004 with an aggregate grant date fair value of $39,912 per director; September 1, 2004 with an aggregate grant date fair value of $133,720 per director; February 1, 2005 with an aggregate grant date fair value of $223,061 per director; February 1, 2006 with an aggregate grant date fair value of $168,300 per director; February 1, 2007 with an aggregate grant date fair value of $205,496 per director and February 1, 2008 with an aggregate grant date fair value of $223,259 per director. Mr. Sum’s grant on September 1, 2004 had an aggregate grant date fair value of $121,564 and Mr. Sum did not receive any grants prior to this date. Mr. Daniels joined the Board of Directors in June 2007 and received an initial grant with an aggregate grant date fair value of $143,096. Grants made prior to September 1, 2004 were made under the Company’s 2001 Director Stock Option Plan; all other grants were made under the Company’s Amended and Restated 2003 Stock Plan.

4.	As of December 31, 2008, the aggregate number of outstanding option awards (vested and unvested) for each of the non-employee directors was as follows:

Mr. Alberding	224,000
Ms. Claudio	83,168
Mr. Daniels	46,000
Mr. Krause	152,000
Mr. Salisbury	155,000
Mr. Sum	82,000
Mr. Wayman	198,000
Ms. Yates	228,000

CORPORATE GOVERNANCE MATTERS

Sybase is committed to strong principles of corporate governance and business ethics. The Company is in compliance with all applicable corporate governance requirements of the NYSE, the SEC, and the Sarbanes-Oxley Act of 2002. A link to the Company’s Statement of Values and Business Ethics, which contains a summary of the Conflict of Interest policy is available on the home page of the Company’s website, Sybase.com, under “Code of Ethics.”

Corporate Governance Guidelines

The Board’s Corporate Governance Guidelines comply with NYSE listing standards. These policies are intended to guide the Company and the Board on a variety of corporate governance matters including director responsibilities, director independence, Board composition, director continuing education, Board committees, and management development and succession planning. Our Corporate Governance Guidelines are available on our website under “Corporate Governance” at www.sybase.com/about_sybase/investorrelations.

Board Independence

None of our non-employee directors have any direct or indirect material relationships with the Company, and each of them is “independent” within the meaning of the Company’s director independence standards set forth in our Corporate Governance Guidelines and the NYSE listing standards regarding director independence. As set forth in our guidelines, a director’s relationship with the Company is considered “material” if, in the judgment of the Board as a whole, such relationship would interfere with a director’s independent judgment with respect to the Company.

Board of Directors and Board Committees

The Board of Directors held eight (8) meetings during 2008, and except for Ms. Yates, each director attended 75% or more of the total of all Board and committee meetings held last year during his or her service as a director or committee member. During 2008 Ms. Yates attended 72% of the total of all Board and committee meetings for committees Ms. Yates served on during 2008. Our directors are invited, but are not required, to attend our Annual Meeting of Stockholders. Last year, Mr. Chen attended the Annual Meeting.

The Board currently has three standing committees -- Audit, Compensation, and Board Affairs -- each of which operates under a written charter adopted by the Board. All of the committee charters are available on our website under “Corporate Governance” at www.sybase.com/about_sybase/investorrelations. The table below shows the number of Board committee meetings held during 2008, current committee membership, and each committee’s principal functions.

Board Committees	Principal Functions
Audit (1) Mr. Sum (Chair)(2) Mr. Krause Mr. Wayman(2) Ms. Yates
  carries out mandates of Audit Committee Charter, including the following:
  selection, engagement, and oversight of the Company’s independent auditors pre-approval of all audit and non-audit related services to the Company and its subsidiaries oversight of the Company’s internal controls, disclosure controls, internal audit function, and independent audit of Company’s financial statements receipt and investigation of all complaints and concerns regarding the Company’s internal controls, and audit and accounting practices
  10 meetings in 2008

Board Committees	Principal Functions
Compensation (3) Mr. Daniels (Chair) Mr. Alberding Ms. Claudio Mr. Salisbury
  carries out mandates of the Compensation Committee Charter, including the following:
  determination of CEO’s compensation for ratification by the full Board based on CEO’s performance against goals determined by the full Board review and approval of compensation, including cash incentive compensation plans and equity-based plans for Section 16 officers oversight of all Company compensation policies to assure their alignment with the long-term interests of the Company’s stockholders
  8 meetings in 2008

Board Affairs Mr. Krause (Chair) Mr. Wayman Mr. Salisbury
  carries out the mandates of the Board Affairs Committee Charter, including the following:
  management and oversight of the Company’s Corporate Governance Guidelines consideration and recommendation of all director nominees
  oversight of initial and on-going director education, Board composition, and Board and committee evaluations
  4 meetings in 2008

____________________

(1)	No Audit Committee member serves on the audit committee of more than three public companies.

(2)	Our board of directors has determined that both Mr. Wayman and Mr. Sum are audit committee financial experts as such term is defined under Item 407(d)(5) of Regulation S-K.

(3)

No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, or has had any relationship with the Company, any of its subsidiaries or any other entity that is required to be disclosed in this Proxy Statement.

Lead Independent Director; Executive Sessions

Our Corporate Governance Guidelines provide for the Board designation of a Lead Independent Director from time to time. The Lead Independent Director is responsible for calling all special meetings of the independent directors, chairing all meetings of the independent directors, and performing such other responsibilities as designated by a majority of the independent directors from time to time. Mr. Wayman is the current Lead Independent Director and has served in such capacity since May 1998. As part of our regular Board meetings, our independent directors meet in executive sessions separate from Company management and directors who are also employees of the Company.

Communicating with our Board

You may communicate in writing with any or all of Sybase’s directors via U.S. mail addressed to the Chairperson of the Board Affairs Committee c/o Sybase’s Corporate Secretary, One Sybase Drive, Dublin, California 94568. The Corporate Secretary will review and summarize all communications received for the purpose of expediting director review of matters communicated, and will forward correspondence directly to the directors as appropriate. This process has been approved by a majority of the independent directors.

Director Nominee Criteria and Process

The Board of Directors is responsible for approving candidates for Board membership, and has delegated the screening and recruitment process to the Board Affairs Committee. The Board Affairs Committee has adopted Policies and Procedures for Director Candidates intended to ensure the selection of qualified candidates who support the Company’s strategies, as well as its business and corporate governance principles. The Committee has not adopted minimum qualifications for director candidates. Rather, in evaluating potential director candidates, including those proposed by stockholders and others, the Committee takes into account a wide variety of factors including each candidate’s suitability, professional qualifications and expertise in relation to the composition and performance of the Board as a whole. From time to time, the Board Affairs Committee has retained a search firm to assist it in identifying potential director candidates; however, the nature, scope and expense of each such engagement is determined on a case-by-case basis and there are no standing arrangements between the Board Affairs Committee and any particular firms for this purpose. Our Policies and Procedures for Director Candidates are available on our website under “Corporate Governance” at www.sybase.com/about_sybase/investorrelations.

Stockholder Nominations for Director

The Board Affairs Committee considers director nominees recommended by our stockholders. Stockholder recommendations must be submitted in writing to Sybase, Inc., Attn: Corporate Secretary, One Sybase Drive, Dublin, California 94568, and must include certain prescribed information, including the proposed candidate’s personal and business information, the class and number of Company securities the candidate owns, and a description of the proposed candidate’s relationships with the Company and the recommending stockholder. Recommendations must also be accompanied by personal references, including a supporting statement from the recommending stockholder regarding a proposed candidate’s character and judgment. Our Policies and Procedures for Director Candidates (available on our website under “Corporate Governance” at www.sybase.com/about_sybase/investorrelations) describes other relevant criteria, as well as the Board Affairs Committee’s process for evaluating and identifying director candidates selected and recommended to the full Board for nomination. In addition, the stockholder must give timely notice of a proposed stockholder nomination to our Corporate Secretary in accordance with our Bylaws, which generally require that our Corporate Secretary receive notice within the time period described under “Deadline for Receipt of Stockholder Proposals and Nominations for the 2010 Annual Meeting” on page 56. Section 2.5 of our Bylaws also require timely receipt of certain biographical information about the nominee, information about the nominee’s ownership interest in the Company, information about the stockholder proposing the nominee’s ownership interest in the Company, information regarding the relationship between the nominee and the stockholder proposing the nominee, and the other matters set forth in Section 2.5 of the Bylaws.

STOCK OWNERSHIP OF MANAGEMENT AND BENEFICIAL OWNERS

This table shows how Sybase shares were beneficially owned as of the Record Date by (i) entities holding more than 5% of our issued and outstanding Common Stock, (ii) by each current director and Company nominee for director, (iii) each Named Executive Officer named in the “Summary Compensation Table” on page 40, and (iv) all current directors and executive officers as a group. On the Record Date, 81,205,004 shares of Common Stock were issued and outstanding.

	Shares Beneficially	Approximate Percent
Name of Beneficial Owner	Owned (#)	of Class (%)
FMR LLC (1)	5,731,028	7.01
82 Devonshire Street
Boston, MA 02109

Entities affiliated with Barclays Global Investors, N.A. (2)	5,386,933	6.63
45 Fremont Street, 17th Floor
San Francisco, CA 94105

John S. Chen (3)(4)(5)	2,606,187	3.13

Marty Beard (3)(4)(5)	239,267	*

	Shares Beneficially	Approximate Percent
Name of Beneficial Owner	Owned (#)	of Class (%)
Steve Capelli (3)(4)(5)	227,163	*
Raj Nathan (3)(4)(5)	112,100	*
Jeffrey Ross (3)(4)(5)	75,797	*
Richard C. Alberding (3)(4)	195,650	*
Cecilia Claudio (3)(4)	54,818	*
Michael A. Daniels (3)(4)	23,150	*
L. William Krause (3)(4)	125,650	*
Alan B. Salisbury (3)(4)	126,650	*
Jack E. Sum (3)(4)	54,650	*
Robert P. Wayman (3)(4)	169,650	*
Linda K. Yates (3)(4)	203,650	*
All current executive officers and directors as a group	4,560,228	5.39
(18 people) (3)(4)(5)
____________________

*	less than 1%

(1)

Based on Schedule 13G filed with the SEC on February 17, 2009, Fidelity Management & Research Company through its wholly-owned subsidiary, FMR LLC, claims beneficial ownership and sole dispositive power of 5,731,028 shares of the Company’s Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. FMR LLC has sole voting power with respect to 1,750 shares. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of 5,730,478 shares owned by FMR LLC. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees.

(2)

Based on Schedule 13G filed with the SEC on February 6, 2009, Barclays Global Investors, NA, a bank as defined in Section 3(a)(6) of the Securities Act of 1933, claims beneficial ownership and sole dispositive power as to 2,365,785 shares, with sole voting power as to 2,011,311 shares. Barclays Global Fund Advisors, an investment advisor registered under the 1940 Act, claims beneficial ownership and sole dispositive power as to 2,942,463 shares, with sole voting power as to 2,484,814. Barclays Global Investors, Ltd, an entity, claims beneficial ownership and sole dispositive power as to 56,520 shares, with sole voting power as to 1,227. Barclays Global Investors Japan Limited, a Japanese entity, claims beneficial ownership, sole voting power and sole dispositive power as to 14,247 shares. Barclays Global Investors Australia Limited, an Australian entity, claims beneficial ownership, sole voting power and sole dispositive power as to 7,918 shares.

(3)

Number of shares includes (i) shares subject to stock options or stock option appreciation rights that are exercisable within 60 days of the Record Date (see footnote 4 below), and (ii) restricted stock subject to the Company’s repurchase right (see footnote 4 below). Unless otherwise noted, each named stockholder has sole voting and investment power with respect to all beneficially owned securities, subject to applicable community property laws and to the information contained in the footnotes to the table. Unless otherwise indicated, the address for each named stockholder is c/o Sybase, Inc., One Sybase Drive, Dublin, California 94568.

(4)	Includes the following shares subject to stock options and stock option appreciation rights (SARs) that are exercisable within 60 days of the Record Date and unvested restricted stock purchase rights:

	Sybase Stock Options	Service-Based	Performance-Based
	and SARs Exercisable	Restricted Stock	Restricted Stock
	w/in 60 days (#)	(# of exercised shares)	(# of exercised shares)
Mr. Chen	2,024,981	125,378	288,236
Mr. Beard	168,548	18,380	49,750
Mr. Capelli	96,676	26,470	75,110
Mr. Nathan	36,600	13,160	33,980
Mr. Ross	35,086	8,910	28,020
Mr. Alberding	188,425	6,225	0
Ms. Claudio	47,593	6,225	0
Mr. Daniels	16,925	6,225	0
Mr. Krause	116,425	6,225	0
Mr. Salisbury	119,425	6,225	0
Mr. Sum	46,425	6,225	0
Mr. Wayman	162,425	6,225	0
Ms. Yates	192,425	6,225	0
All current executive
officers and directors	3,414,669	284,088	588,526

Performance-based restricted stock listed in the table above includes the following: (i) grants made in February 2007 where vesting is subject to the Company’s achievement of certain revenue, cash flow and return on invested capital thresholds, (ii) grants made in February 2008 where vesting is subject to the Company’s achievement of certain revenue, cash flow and return on invested capital thresholds and (iii) grants made in February 2009 where vesting is subject to the Company’s achievement of certain revenue, cash flow and return on invested capital thresholds. Performance-based restricted stock shares will vest, and the Company’s repurchase right will lapse, three years from the grant date, in full or partially, based upon the achievement of performance at or above the thresholds set forth in each grant. If vesting thresholds are not met or the holder’s employment with the Company ceases, the unvested shares will be forfeited back to the Company.

Service-based restricted stock included in the table above includes unvested restricted stock purchase rights issued in February 2007, February 2008 and February 2009 with $0.00 per share purchase prices and remain subject to the Company’s repurchase right if an employee terminates within three years of the grant date.

(5)

The following table shows beneficial ownership of common stock of iAnywhere Solutions, Inc. (“iAS”), a majority-owned Sybase subsidiary, as of the Record Date, by the Company’s executive officers. None of the Company’s non-employee directors were issued or hold iAS stock options or common stock. All of the securities reflected in the table are stock options to purchase common stock that are vested and exercisable within 60 days of the Record Date. iAS only has preferred stock outstanding, there are no shares of iAS common stock issued and outstanding.

	iAS Common Stock	Approximate Percent
	Beneficially Owned (#)	of Class (%)
Mr. Chen	1,070,000	*
Mr. Beard	20,000	*
Mr. Capelli	0	*
Dr. Nathan	25,000	*
Mr. Ross	0	*
All current Sybase executive officers and
directors as a group (18) people	3,110,000	*
         ____________________

* Not meaningful since no shares of iAS common stock are currently issued and outstanding.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“EY”), independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2009, and recommends that the stockholders ratify such selection. In the event of a negative vote, the Audit Committee will reconsider its selection. EY (or its predecessor) has audited the Company’s annual financial statements since the Company’s inception in 1984, and is in compliance with the requirements of the Sarbanes-Oxley Act of 2002 and applicable rules adopted by the SEC regarding mandatory audit partner rotation. Representatives of EY are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

Fees paid for professional services provided by EY in each of the last two fiscal years in each of the following categories are as follows:

	2008 ($)	2007 ($)
Audit Fees	$4,508,000	$4,918,000
Audit-Related Fees	316,403	246,000
Tax Fees	974,600	1,583,000
TOTAL	$5,799,003	$6,747,000

Audit Fees include fees associated with the Company’s annual audit, the reviews of the Company’s filings with the SEC during the fiscal year, including its quarterly reports on Form 10-Q for the periods indicated, assistance with financial statements included in registration statements and reports filed with the SEC, accounting consultations and Sarbanes-Oxley Section 404 attestation work.

Audit-Related Fees include fees not directly related to the attest services for our financial statements and include due diligence in connection with acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions.

Tax Fees include tax compliance and international tax advice and planning services.

The Audit Committee did not approve payment for any services pursuant to the de minimis exception (i.e., services that, if rendered, would compromise auditor independence but were (i) less than 5% of the total fees paid to EY for the years noted; (ii) not recognized as non-audit services at the time of engagement; and (iii) brought to Audit Committee’s attention and approved prior to the completion of the audit). The Audit Committee of the Board of Directors determined that the non-audit services provided by EY as described above are compatible with maintaining such auditors’ independence.

Pre-Approval Policies and Procedures. During 2008, the Audit Committee pre-approved 100% of the fees described in the above table in accordance with its pre-approval policies and procedures. Generally, at the beginning of each fiscal year, the Audit Committee reviews a written report prepared by the independent auditor describing the proposed scope of services in each of the above categories for that year, including estimated fees and costs related to each activity. The independent auditor is not authorized to undertake any activities on behalf of the Company unless and until the Audit Committee has approved the auditor’s scope of services report. The Audit Committee regularly oversees and monitors all activities performed by (and all fees paid to) the independent auditor. The Audit Committee may authorize the CFO to engage the independent auditor directly to perform non-audit services that have been pre-approved by the Audit Committee, and that do not exceed a specified maximum dollar amount. The CFO is required to report all such engagements to the Audit Committee on a regular basis.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors in accordance with its amended and restated charter, as adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Company’s 2008 Annual Report on Form 10-K, and discussed the quality (not merely acceptability) of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also provided direct oversight over the Company’s compliance with the requirements of Section 404 of the Sarbanes-Oxley Act relating to maintaining effective internal controls and the Company’s engagement of the independent registered public accounting firm that opined on the Company’s compliance with Section 404. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. Accordingly, the Committee has discussed with such auditors the matters required to be discussed under Statement on Auditing Standards 61, as modified or supplemented, including such auditors’ judgments as to the quality and acceptability of the Company’s accounting principles, as well as other matters required to be discussed by the auditors with the Committee under generally accepted auditing standards. The Committee has also received the written disclosures and the letter from the independent accountants pursuant to the applicable requirements of the Public Company Accounting Oversight Board, and has discussed the matter of auditor independence from management and the Company with the Company’s independent auditors. The Committee also considered the compatibility of non-audit services with the auditors’ independence. The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee regularly meets with the Company’s internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) inclusion of the Company’s audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2008.

Report submitted by:

Jack E. Sum (Chairman)
L. William Krause
Robert P. Wayman
Linda Yates

AMENDMENTS
TO
AMENDED AND RESTATED 2003 STOCK PLAN

In March 2009, the Board approved the following amendments to the Sybase, Inc. Amended and Restated 2003 Stock Plan (the “2003 Plan”) and the stockholders are being asked to approve these amendments (capitalized terms below are used as defined in the 2003 Plan):

(a)	To increase the share reserve under the 2003 Plan by 5,000,000 shares, which would increase the total number of shares reserved for issuance as of the Record Date under the plan to 17,145,563;

(b)

For awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Deferred Stock Units with a purchase price lower than 100% of fair market value on the Grant Date to count each such share granted as 2.1 shares against the total number of shares issuable under the 2003 Plan. This amendment replaces the current 2003 Plan limit of 45% of total Awards for Awards granted with an exercise price or purchase price below 100% of fair market value on the Grant Date; and

(c)	to explicitly provide for the ability to grant Restricted Stock Units under the 2003 Plan.

Our stockholders are also being asked to approve the material terms of the 2003 Plan and the allowable performance goals thereunder for the purpose of helping awards under the Plan qualify as “performance-based” compensation under Internal Revenue Code Section 162(m). A copy of the amended 2003 Plan is attached in Appendix A.

The Board believes the increase in the share reserve to the 2003 Plan is necessary to provide the Company with sufficient Awards to (i) attract and retain qualified non-employee directors, executives and other key employees and consultants with appropriate equity-based awards, (ii) motivate high levels of performance, and (iii) recognize employee contributions to the Company’s success. In addition, the Board believes a robust equity compensation program is necessary to provide the Company with flexibility in negotiating strategic acquisitions and other business relationships to further expand and grow our business.

The Board believes that the amendments (i) to count each share of awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Deferred Stock Units with a purchase price lower than 100% of fair market value on the Grant Date as 2.1 shares against the total number of shares issuable under the 2003 Plan, and (ii) to provide the ability to grant Restricted Stock Units under the 2003 Plan provides the Company with greater flexibility to grant a portfolio of performance-based and service-based Awards to promote the objectives of the Company.

Without the 5,000,000 share increase to the number of shares reserved under 2003 Plan the Company may not remain competitive for qualified non-employee directors and executives, and skilled employees and consultants in the technology industry, particularly against similar companies vying for a limited talent pool. The provisions of the Plan are summarized below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

Summary of the Amended and Restated 2003 Stock Plan

General. The Amended and Restated 2003 Stock Plan provides for grants of stock options, stock appreciation rights (SARs), restricted stock, performance shares, performance units, restricted stock units and deferred stock units (sometimes referred to individually or collectively as “Awards”), to non-employee directors, officers, employees, and consultants of the Company and its subsidiaries. Stock options may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (ISOs), or nonqualified stock options (NQSOs).

Plan Administration; Amendment and Termination. The Board and/or one or more of its committees shall administer the Plan in accordance with applicable law (“Administrator”). The Administrator may amend, suspend, or terminate any portion of the 2003 Plan for any reason, but must obtain stockholder consent for certain 2003 Plan amendments, or the consent of affected 2003 Plan participants if any such action alters or impairs any obligations regarding Awards that have been granted. Additionally, see “No Material Amendments or Re-Pricing without Stockholder Approval,” below. The 2003 Plan terminates in 2014. However, such termination will not affect Awards granted under the 2003 Plan prior to termination.

Shares Subject to the 2003 Plan. Stockholder approval is being requested for 5,000,000 additional shares for the 2003 Plan. In connection with the adoption of the 2003 Plan, 2,500,000 shares were authorized by stockholders in 2003. In 2004, stockholders approved the use of existing shares available for grant under other Company plans adopted prior to the amendment of the 2003 Plan. At the March 25, 2004 amendment and restatement of the 2003 Plan (“2004 Amendment Date”), 3,559,463 shares available for grant under the 1996 and 1999 Stock Option Plans were transferred to the 2003 Plan. Additionally, any shares represented by awards granted and outstanding under the 1996 Plan, the 1999 Plan, or the 1992 or 2001 Director Option Plans as of the 2004 Amendment Date that are subsequently forfeited or cancelled or expire without delivery of shares will be added to the 2003 Plan. In 2005, stockholders approved an additional 3,000,000 shares for the 2003 Plan. In 2007 stockholders approved an additional 4,000,000 shares for the 2003 Plan. As of the Record Date, a total of 12,145,563 shares were authorized under the 2003 Plan, including 9,902,790 shares granted under outstanding Awards.

Eligibility for Awards. Employees, officers, consultants, and non-employee directors of Sybase or its subsidiaries may be granted Awards under the 2003 Plan. Except for non-employee directors who receive initial and annual Awards described under the 2003 Plan (see “Awards to Non-Employee Directors,” below), the Plan Administrator determines which individuals will receive Awards, as well as the number and composition of each Award grant. Awards under the 2003 Plan may consist of a single type or any combination of the types of Awards permissible under the 2003 Plan as determined by the Administrator. These decisions may be based on various factors, including the factors discussed in “Compensation Discussion and Analysis”. As of the Record Date, the Company had 3,935 employees, eight non-employee directors, and 163 third-party consultants.

Awards to Non-Employee Directors. The 2003 Plan provides for initial and annual Awards to non-employee directors within prescribed parameters. Under the 2003 Plan each non-employee director will receive (i) an initial Award with an imputed value not exceeding $800,000 (as determined under applicable accounting guidelines), and (ii) an annual Award on the first trading day of February of each calendar year (which shall change following stockholder approval of the amended 2003 Plan to an annual Award on the last day of the first regularly scheduled Company Board of Directors meeting in each calendar year) during the individual’s term as a director (when the director has served as a director for at least five months) with an imputed value not exceeding $400,000 (as determined under applicable accounting guidelines). The 2003 Plan also provides that each non-employee director may elect, in accordance with applicable tax rules, to forego receipt of all or a portion of the director’s annual director compensation otherwise due in exchange for an Award under the 2003 Plan. The number of shares subject to an Award (other than NQSOs) shall equal (a) the amount of foregone compensation divided by (b) the fair market value of a share on the date the compensation otherwise would have been paid (rounded up to the nearest whole number of shares). If the Award consists of NQSOs, the number of options granted shall be determined by dividing the cash amount foregone by an imputed value per option (as determined under applicable accounting guidelines), rounded up to the nearest whole number of shares.

Exercise Price Limitations. The Administrator will determine the exercise price for the shares underlying each Award on the date the Award is granted. However, the exercise price for shares under an ISO may not be less than 100% of the fair market value on the date the Award is granted. The exercise price for freestanding SARs and NQSOs under 2003 Plan as amended by the Stockholders at the 2009 Annual Meeting may not be less than 100% of fair market value. Under the current 2003 Plan, the exercise price for freestanding SARs and NQSOs may not be less than 85% of fair market value. There is no minimum exercise price prescribed for performance shares, performance units, restricted stock units and restricted stock awarded under the 2003 Plan. However, under the current 2003 Plan no more than an aggregate of 45% of the total shares reserved for issuance under the 2003 Plan may be granted pursuant to Awards with an exercise or purchase price of less than 100% of fair market value. Stockholder approval is being sought to replace this limitation with a requirement that each share of Awards of restricted stock, restricted stock units, performance shares or deferred stock units with a purchase price lower than 100% of fair market value on the Grant Date as be counted as 2.1 shares against the total number of shares issuable under the 2003 Plan. See “Discounted Awards; Individual Grant Limits,” below.

No Re-Pricing without Stockholder Approval. Except for adjustments upon changes in capitalization, dissolution, merger, or asset sale, the 2003 Plan prohibits the Company from making any material amendments to the 2003 Plan or decreasing the exercise price or purchase price of any outstanding Award (including by means of cancellation or re-grant) without stockholder approval. As of the Record Date, the closing price of our Common Stock as reported by the NYSE was $27.18 per share.

Discounted Awards; Individual Grant Limits. Under the current 2003 Plan, no more than an aggregate of 45% of the total shares reserved for issuance under the Plan may be granted pursuant to Awards with an exercise or purchase price less than 100% of fair market value. Stockholder approval is being requested to replace this limitation with a requirement that each share of Awards of restricted stock, restricted stock units, performance shares or deferred stock units with a purchase price lower than 100% of fair market value on the Grant Date as be counted as 2.1 shares against the total number of shares issuable under the 2003 Plan. Additionally, no participant may be granted Awards in any one year to purchase more than an aggregate total of the lesser of (i) 1% of the Company’s total number of outstanding shares immediately prior to the grant, or (ii) 2,000,000 shares. Such limitation is subject to proportional adjustment in connection with any change in the Company’s capitalization as described in the 2003 Plan.

Award Exercise; Payment of Exercise Price. The Administrator will determine when options and SARs become exercisable. However, under the 2003 Plan, as amended at the 2005 Annual Meeting, no option may have a term longer than 7 years from the date of grant, and no Award may be exercised after expiration of its term. Prior to the 2005 Annual Meeting, options could have a maximum term of 10 years. Payment for any shares issued upon exercise of an Award shall be specified in each participant’s Award Agreement, and may be made by cash, check or other means specified in the 2003 Plan.

Tax Withholding. The Company shall have the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including FICA obligations, if applicable) required to be withheld with respect to the grant, exercise, or vesting of any Award. Any shares withheld to satisfy minimum withholding requirements shall not be available for re-grant under the 2003 Plan.

Effect of Termination, Death, Disability, or Retirement. If a participant’s employment, consulting arrangement, or service as a non-employee director terminates for a reason other than death, disability, or retirement, vesting of ISOs and NQSOs (and related SARs) generally will stop as of the effective termination date. Participants other than non-employee directors generally will have 3 months from their termination date to exercise vested unexercised options before they expire. Non-employee directors generally have a period of 12 months from the date they cease their service as a director to exercise their vested options before they expire. Longer post-termination exercise periods apply in the event of retirement (in the case of employee participants only), or a termination of employment or cessation of service resulting from death or disability. The post-termination exercise period may be as short as 5 business days if a participant is dismissed for cause.

Nontransferability of Awards. Unless otherwise determined by the Administrator, and except pursuant to a domestic relations order or for certain estate planning purposes, Awards granted under the 2003 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised by the participant only during the participant’s lifetime. In no event may an Award be transferred for value.

Stock Appreciation Rights. Stock appreciation rights (SARs) may be granted on a standalone basis, in addition to, or in tandem with other Awards under the 2003 Plan. Under the current 2003 Plan, freestanding SARs may be granted with an exercise price of not less than 85% of fair market value. Under the amended 2003 Plan, freestanding SARs may be granted with an exercise price of not less than 100% of fair market value. Tandem SARs may be exercised for all or part of the shares as to which the related Award is then exercisable. Upon exercise of a SAR, a participant is entitled to receive an amount determined by multiplying (a) the difference between the SAR exercise price and the fair market value of the shares on the exercise date, times (b) the number of shares with respect to which the SAR is exercised. Payment may be made in the form of cash and/or shares of equal value. For example, assume a participant is granted 100 SARs with an exercise price of $Y. When the SARs become exercisable, assume the fair market value of the shares is (3 x $Y) per share. Upon exercise of the SARs the participant is entitled to receive an amount equal to 100 (2 x $Y). Upon the exercise of stock-settled SARs, the shares included in the grant which are not issued to the grantee to settle the SAR exercise will expire and will not be returned to the 2003 Plan for future issuance.

Restricted Stock. The 2003 Plan also permits the Company to grant restricted stock. The Plan Administrator has discretion to establish periods of restriction during which shares awarded remain subject to the Company’s right to repurchase if the participant’s employment or term of service terminates for any reason (including death or disability), or if performance vesting criteria are not met. See “Compensation Discussion and Analysis” for a discussion of the restrictions placed on the Company’s outstanding performance-based and service-based restricted stock. During periods of restriction, a participant has the right to vote his/her restricted stock and to receive distributions and dividends, if any, but may not sell or transfer the shares.

Restricted Stock Units. Stockholder approval is being requested to provide for the ability to grant restricted stock units under the 2003 Plan. The Plan Administrator has discretion to establish performance objectives or other vesting provisions and vesting duration which will determine the number of shares that will be paid to a participant.

Performance Shares/Units. The 2003 Plan also permits the Company to grant performance shares or units (i.e., entitling the participant to receive a cash payment equal to the value of a prescribed number of shares), upon the achievement of Company and/or individual performance objectives determined by the Administrator. Each performance share will have an initial value equal to the fair market value of the underlying shares on the grant date, and each performance unit will have an initial value determined in accordance with applicable accounting guidelines. No Participant shall receive Performance Units or Performance Shares having an initial Imputed Value greater than $5,000,000, except that a Participant may receive Performance Units or Performance Shares in a fiscal year in which his or her employment commences with an initial Imputed Value no greater than $10,000,000.

Deferred Awards. The Administrator, in its discretion, may permit a participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under an Award. Any such deferral elections shall be subject to rules and procedures determined by the Administrator in its discretion and in accordance with applicable tax laws. Once deferred, the cash or shares shall be subject to the claims of the Company’s general creditors.

Code Section 162(m) Performance Goals. The 2003 Plan is designed to permit the Company to issue awards that qualify as performance-based under Section 162(m) of the Code. As determined by the Administrator, the performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (vi) earnings per share, (viii) stock price, (ix) return on equity, (x) total stockholder return, (xi) growth in stockholder value relative to the moving average of the S&P 500 Index or another index, (xii) return on capital, (xiii) return on assets or net assets, (xiv) return on investment, (xv) economic value added, (xvi) operating profit or net operating profit, (xvii) operating margin, (xix) market share, (xx) contract awards or backlog, (xxi) overhead or other expense reduction, (xxii) credit rating, (xxvi) objective customer indicators, (xxvii) new product invention or innovation, (xxviii) attainment of research and development milestones, (xxix) improvements in productivity, (xxx) attainment of objective operating goals, and (xxxi) objective employee metrics. The Performance Goals may differ from Participant to Participant and from Award to Award.

Changes in Capitalization; Change of Control. The 2003 Plan provides for exercise price and quantity adjustments if the Company declares a stock dividend or stock split. Also, vesting or restriction periods may be accelerated if Sybase is acquired by another entity that does not either assume the outstanding Awards or substitute equivalent Awards. The Company has employment arrangements with certain executive officers that provide for accelerated vesting of stock options or the accelerated elimination of the Company’s repurchase right upon or following a change of control. See “Employment and Change of Control Agreements” at page 50.

Participation in the 2003 Plan. Except as otherwise provided in the 2003 Plan, the grant of Awards is subject to the discretion of the Administrator. No determinations have been made with respect to future awards under the Plan. Accordingly, the value of future awards is not determinable. The following table sets forth information under the 2003 Plan with respect to the grant of options, stock option appreciation rights and restricted stock awards to the Named Executive Officers, to all current executive officers as a group and to all other employees as a group during 2008:

AMENDED PLAN BENEFITS *

		Weighted	Performance and
		Average	Service Based
	Options	Exercise Price	Restricted Stock
	Granted (#)	Per Share ($/sh.)	Awards (#)
John S. Chen	129,667	$28.22	109,425

Jeff Ross	10,860	28.39	9,230

Marty Beard	25,330	28.39	21,530

Steve Capelli	27,140	28.39	23,080

Raj Nathan	16,280	28.39	13,840

All current executive officers as a group	268,987	28.31	227,875

All non-officer directors as a group	208,000	28.59	0

All other employees as a group	1,072,340	29.52	147,385
____________________

*	During 2008, all Company equity awards were made under the 2003 Plan.

Summary of Federal Income Tax Consequences

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the 2003 Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares is capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation similar to that for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as long-term capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the 2003 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to certain executive officers. See “Tax Implications of Executive Compensation” on page 38.

Section 409A. Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain requirements for non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distributions commence no earlier than six months after such officer’s separation from service.

Awards granted under the 2003 Plan with a deferral feature that defers compensation into a future year may be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2003 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Equity Compensation Plan Information

At December 31, 2008, the Company had a total of 9,751,726 options and SARs outstanding with a weighted average exercise price of $21.65. As of December 31, 2008 the outstanding options and SARs had an average remaining contractual life of 4.18 years. At December 31, 2008 the Company had a total of 1,244,466 shares of outstanding and unvested restricted stock (including performance-based and service-based restricted stock).

The following table contains aggregated information regarding our equity compensation plans as of December 31, 2008.

			Number of Securities
	Number of Securities	Weighted average	remaining available for
	to be issued upon	exercise price of	future issuance under
	exercise of outstanding	outstanding	equity compensation
	options, warrants and	options, warrants	plans (excluding securities
Plan category (1)	rights (#)	and rights ($/sh.)	reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation	10,023,745	$19.71	3,675,103
plans approved by
security holders (1)

Equity compensation	972,443	13.63	0
plans not approved by
security holders (2)

Total	10,996,188	19.17	3,675,103
____________________

(1)

Includes all equity compensation plans in each category that were assumed by the Company in connection with merger, consolidation and acquisition transactions pursuant to which the Company may make subsequent grants or awards of Company securities in the appropriate category.

(2)

A description of the Company’s equity compensation plans, including the 1999 Plan, the Company’s only non-stockholder approved equity plan, is set forth in Note Seven to the Company’s Consolidated Financial Statements, Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2008, which information is incorporated here by reference, and furnished simultaneously with this Proxy Statement. The Company has not made grants under the 1999 Plan since April 2, 2004 and no shares remain available for grant in the 1999 Plan.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Executive Compensation Programs

The Company’s executive compensation programs support the Company’s primary objective of creating value for its stockholders. The programs are designed to:

  Attract and retain the key senior management talent necessary to grow the enterprise.

  Provide a compensation program competitive with public technology peer companies against which the Company competes for senior management talent.

  Motivate the senior management team to achieve or exceed key objectives by making a significant portion of individual compensation directly dependent on the Company’s achievement of financial goals, and by providing significant rewards for exceeding those goals.

  Offer the senior management team a total compensation package that is centered around compensation which is not guaranteed but is earned based on the Company’s performance in order to align management’s interests with those of stockholders.

In implementing this pay-for-performance philosophy, the Compensation Committee approves performance targets reflecting financial objectives that are established by the Board of Directors, or in some cases, approves financial or operational objectives established by management, and considers total shareholder return as measured by the Company’s stock price. The Committee reviews all elements of compensation both separately and in the aggregate. The Committee tallies up all components of the executives’ compensation to ensure that the amount of compensation is within appropriate competitive parameters and the program design encourages the creation of long-term stockholder value.

Sybase executives’ targeted total direct compensation consists of three primary components: base salary, annual cash incentives, and long-term incentives in the form of equity awards. The greatest emphasis among the three components is placed on long-term incentives in order to align with long-term stockholder value. The actual allocation of the three components for the CEO and the average allocation of the three components for the other four Named Executive Officers listed on the “Summary Compensation Table” appearing on page 40 are depicted in the pie charts below.

The shaded portions of the pie charts reflect compensation that is earned only upon the Company meeting certain financial objectives forth in performance based restricted stock awards or in annual cash incentive award programs.

CEO	OTHER NAMED EXECUTIVE OFFICERS

In addition to total direct compensation, certain perquisites are provided to the executives. Also, all of the executives are able to participate in broad-based employee benefit plans which are available to employees generally in the country where the executive resides.

An executive’s total 2008 compensation package is designed to provide value to the executive based on (i) the individual’s position and performance, and (ii) the Company’s annual financial performance against financial objectives approved by the Board of Directors. Under this design, incentive payments can exceed target levels only if the objectives approved by the Board of Directors are exceeded and will be below target levels if achievements fall below these objectives.

Role of the Compensation Committee and Management

The Committee determines the total compensation arrangements for the CEO and other members of executive management, including the Named Executive Officers. The compensation of the Company’s executive officers, other than the CEO, is approved by the Committee alone. The Committee’s compensation decisions for the CEO are ratified by the independent members of the Board of Directors. The Committee also provides guidance and oversight to management on the Company’s compensation policies for all employees. The Committee consists entirely of non-employee directors, each of whom qualifies as an independent director under the rules of The New York Stock Exchange, an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and a “non-employee” director as defined in Rule 16b-3 under the Securities and Exchange Act of 1934. The Committee operates under a Charter which the Committee reviews annually. The Charter is approved by the full Board and can be found on the Company’s website under Corporate Governance at http://www.sybase.com/about_sybase/investorrelations.

The CEO makes recommendations to the Committee with respect to compensation for other executives, including the structure and terms of these executives’ annual cash incentives and long-term incentives. Certain Finance and Human Resources executives assist the CEO in structuring his proposals regarding the design of the annual cash incentives and long-term incentives. The CEO participates in the Committee’s discussions regarding the other executives’ compensation, but the CEO does not participate in the portions of the meetings during which his own compensation is deliberated. Moreover, the Committee regularly meets in executive session without any of the Company’s management in attendance.

Compensation Consultant

The Committee has the sole authority under the Compensation Committee Charter to retain and terminate outside consultants or advisors to assist the Committee. In accordance with this authority, the Committee engaged Towers Perrin to advise the Committee on matters related to CEO compensation and other executive compensation. Towers Perrin does not undertake any work directly for management, although it may work with management on matters for the Committee where such work is requested by the Committee or its Chairman. The Committee regularly meets with Towers Perrin without management present to ensure impartiality in the making of compensation decisions.

Comparative Framework

To ensure that the Company’s executive management team’s compensation is competitive in the marketplace, the Committee, with the assistance of Towers Perrin and management, identifies two peer groups of public technology companies to use as benchmarks. The Committee concluded that the peer group against which the Company competes for management talent is to some extent different from the peer group against which the Company competes for customers and/or investors.

In creating a peer group against which to benchmark the compensation of the Company’s executives (the “Compensation Peer Group”), the Committee decided that the group should not be bounded by geography or enterprise size but should include representation from a broad range of public technology companies against which the Company competes for management talent. When establishing 2008 compensation, the Committee identified the following Compensation Peer Group:

Actuate Corp.	Compuware Corp.	Novell Inc.	TIBCO Software Inc.
Adobe Systems Inc.	Informatica Corp.	Openwave Systems Inc.	Wind River Systems Inc.
Applix Inc.	Infospace	Oracle Corp.
BEA Systems	McAfee, Inc.	Parametric Technology Corp.
BMC Software	Micros Systems, Inc.	Progress Software Corp.
CA Inc.	Microsoft Corp.	Quest Software
Commvault Systems, Inc.	Microstrategy, Inc.	S1 Corp.

The performance of the Company was also evaluated relative to a subset of the Compensation Peer Group, which the Committee determined were the companies against which the Company directly competes for customers and/or investors (the “Performance Peer Group”). When establishing 2008 compensation, the following companies were in the Performance Peer Group:

BEA Systems, Inc.	Informatica Corp	Oracle Corp.	Wind River Systems Inc.
BMC Software, Inc.	Infospace Inc	Progress Software Corp.
CA, Inc.	Microsoft Corp.	Quest Software
Commvault Systems, Inc.	Novell Inc.	S1 Corp.
Compuware Corp.	Openwave Systems Inc.	Tibco Software, Inc.

The Committee, with input from Towers Perrin, annually reviews the peer companies used for compensation benchmarking. As a result of this review, the Committee determined that considering consolidation within the industry, the business segments in which Sybase operates and the relevance of peer companies to these business segments, the organizations it views as labor competitors, the scale of the peer companies, and entities considered to be competing for similar stock market investors as the Company, several peer companies were either added or deleted from the peer groups for compensation benchmarking as disclosed in our 2008 Proxy Statement.

For fiscal year 2008, the Committee compared the total direct compensation and its three components (base salary, annual cash incentives and long-term incentives) of individual executives with their respective positions at companies in the Compensation Peer Group. The Committee also considered various measures of performance over a period of three years, including revenue growth, growth in earnings per share, operating income growth and total shareholder return among the members of the Performance Peer Group. The Committee took the relative performance of the Company in these various measures of performance into account when establishing the executives’ 2008 total direct compensation and the annual cash incentive and long-term incentive components. The performance comparison was used to determine if the target pay of the executives is generally consistent with compensation paid to similar executives at competing companies which achieve comparable performance.

In addition to such peer group data, the Committee obtained and considered input from Towers Perrin on factors such as market trends and best practice recommendations. This information included current trends and best practices in compensation design, regulatory and legislative issues, and governance practices from the Sybase Human Resources department and the Committee’s outside consultant. These trends and best practices included such issues as the use of different long-term incentive programs, competitive trends in compensation levels, and mix of compensation elements.

In particular, these trends included information on the continued shift in emphasis away from stock options toward other long-term incentive vehicles such as restricted stock and performance-vested restricted stock that companies are implementing. This trend is impacting both the mix and level of compensation provided to executives. The Committee concluded that the structure of the Company’s stock incentive program is consistent with such evolving market practices.

In addition, the Committee reviewed the provisions of potential government regulations and revised proxy voting service policies governing compensation to understand emerging executive compensation issues. The purpose of reviewing market trends and potential regulations is to ensure the Committee is abreast of industry practices impacting compensation.

The Committee does not place greater or lesser weight on any of these trends or practices, but considers the general direction of this information in relation to the effectiveness of the Company’s plans over time. In addition, the Committee considers the practices of the Company’s peer companies in addition to the trends and practices of the general marketplace for employee talent to be knowledgeable about the effectiveness of various reward vehicles.

Company Performance and Compensation

The Committee determined that the Company is competitive with the Performance Peer Group in terms of total shareholder return (“TSR”). The Committee believes that TSR is an important metric in assessing its performance relative to the Performance Peer Group companies. As of December 31, 2008, the Company maintained one and three year TSR that each ranked in the highest quartile and five year TSR that ranked in the second highest quartile (top 25% to 50%) of the Performance Peer Group. Other indicators of the Company’s performance are recognized in the Company’s annual cash incentive program, known as the Executive Long-Term Incentive Plan (“ELTIP”) and the performance-based restricted stock that was granted to the executives. The Committee’s overall objective is to align the interests of the executives with those of the stockholders. In measuring Company performance for the purpose of determining executive compensation, the Committee considers both external metrics such as TSR and the internal financial objectives set by the Board.

CEO Compensation Framework

The Company’s pay-for-performance program has an even greater emphasis in the compensation of the Company’s CEO, John Chen. For the CEO, 56% of his 2008 total targeted direct compensation would only be earned upon the Company meeting certain performance thresholds. An additional 29% of the CEO’s total targeted direct compensation was in the form of service based equity awards. Finally, 15% of the CEO’s total targeted direct compensation is represented by his base salary, which is paid in cash. See the “Summary Compensation Table” on page 40 and the “Grants of Plan-Based Awards in 2008” on page 42 for details on the compensation and awards made to the CEO and other Named Executive Officers in 2008.

The Committee decided to link a greater percentage of the CEO’s total targeted direct compensation to elements of compensation that are based on Company performance and to long term equity incentives than the compensation of the other Named Executive Officers since it believes that Mr. Chen has a greater ability to personally impact overall corporate performance and long term shareholder returns than any of the other Named Executive Officers, who are responsible for certain segments of the business, but not overall corporate performance. Mr. Chen also has responsibility for the strategic direction of Sybase, managing the performance and growth of the executive officers reporting to him, and ensuring Sybase’s performance achieves the expectations of the Board of Directors. The other executive officers report to Mr. Chen and have responsibility for functional or business segments of Sybase and executing the strategies and plans defined by Mr. Chen. The differences in the scope of the roles and responsibilities between Mr. Chen and the other officers are reflected in the differences in the compensation levels and amount of compensation that is based upon performance.

In addition to his total targeted direct compensation, Mr. Chen receives certain perquisites as outlined on page 36 under “Perquisites.”

Components of Executive Compensation

The Company’s executive compensation program has the following components:

(a)Base Salary. The executive compensation program is designed to provide executive salaries that are sufficiently competitive to attract and retain key executives. Base salary and annual increases are determined (i) through an analysis of each individual’s base salary and total target direct compensation relative to base salaries and total target direct compensation for similar positions within the Company and at companies within the Compensation Peer Group, and (ii) through a subjective analysis of each individual’s scope of responsibilities, individual performance, criticality to the Company, expected future contributions to the Company, and cost of replacing the executive.

Base salary is set annually and is approved by the Committee (and in the case of the CEO, ratified by the independent Directors) typically at or around the Committee’s first regularly scheduled meeting of the first calendar quarter, with the adjustment to base salary made retroactively effective to January 1. In 2008, the members of the senior management team, other than Mr. Ross, received base salary increases ranging from 0% to 7%. In 2008 Mr. Ross’ base salary was increased 4% from the salary established in November 2007 upon his promotion to CFO. Mr. Chen’s base salary was not increased in 2008. In light of the downturn in the worldwide economy and financial markets, in February 2009 the Committee determined that base salaries for 2009 would not be increased for the CEO and other Named Executive Officers. Other than the CEO, base salary comprised approximately 26% to 37% of the Named Executive Officers’ total target direct compensation in 2008. The CEO’s base salary comprised approximately 15% of his total target direct compensation in 2008. See the “Summary Compensation Table” on page 40 for the base salary paid to the CEO and other Named Executive Officers in 2008.

For Mr. Chen, the Board of Directors establishes Measures of Performance (MOPs) to evaluate the performance of Mr. Chen. The MOPs are not individually weighted, but performance of Mr. Chen relative to these goals is evaluated in aggregate and considered in the decision to determine compensation for the year. The goals for evaluation of his performance were related to key financial and non-financial elements of Sybase strategy. In addition, the CEO had goals that included revenue growth by product segment, business segment synergies, channel and strategic revenue growth, marketing impact, customer satisfaction and workplace leadership. As a component of his evaluation, the Board considered the Company’s strong performance in 2007. The Board recognized that expectations were exceeded for revenue and earnings and record cash flow from operations. Additionally the Board noted growth in the recently acquired Sybase 365 business, channel revenue growth and achievement of marketing and customer satisfaction goals.

Notwithstanding this high level of performance, the Committee did not increase Mr. Chen’s current level of base salary and targeted annual cash incentive, although the Committee increased the value of his 2008 long-term incentive grant by approximately 11% compared to his 2007 grant. The Committee increased the emphasis on performance-based elements in Mr. Chen’s compensation program to reward Mr. Chen for increases in long-term shareholder value and to increase the “at risk” nature of his compensation.

For Mr. Capelli, the primary goals and objectives that were used to assess his performance and set his compensation included revenue growth across multiple segments (revenue from product sales, commercial consulting fees, license revenue, and maintenance revenue), operating margin and expense control, and goals relating to sales force and marketing development. The CEO evaluated actual performance relative to these goals and considered other factors to determine actual compensation increases. As a result of this evaluation, the CEO recommended Mr. Capelli’s base salary increase to $440,748 as of January 1, 2008.

For Mr. Beard, the primary goals and objectives that were used to assess his performance related to his leadership and growth of the Sybase 365 business. The CEO evaluated actual performance relative to revenue and margin goals, revenue and market share growth, and considered other non-financial factors to determine actual compensation increases. As a result of this evaluation, the CEO recommended Mr. Beard’s base salary increase to $388,560 as of January 1, 2008.

For Dr. Nathan, the primary goals and objectives that were used to assess his performance related to his leadership of the Marketing Group and included performance in the areas of Sybase revenue growth, license revenue, specific product revenues, successful product launches, readiness of new products for deployment, customer satisfaction, integration of new products and technology, employee development, and operating margin. The CEO evaluated actual performance relative to these goals and considered the other non-financial factors to determine actual compensation increases. As a result of this evaluation, the CEO recommended Dr. Nathan’s base salary increase to $402,031 as of January 1, 2008.

For Mr. Ross, the primary goals and objectives that were used to assess his performance is directly related to his leadership of the Finance and Administrative functions. In particular, the CEO evaluated his performance in the management and operation of the Treasury, Investor Relations, Accounting, Financial Planning, Internal Audit and Controls, Real Estate and Facilities, and Public Reporting functions. The CEO evaluated actual performance relative to these goals and considered other factors to determine actual compensation increases. As a result of this evaluation, the CEO recommended the base salary be increased to $338,000 as of January 1, 2008.

(b)Annual Cash Incentives. The executive annual cash incentive programs are designed to align a significant portion of the executives’ compensation with the Company’s annual performance to assure that the executives focus on critical annual performance objectives and share the financial benefits of meeting and exceeding those objectives. The 2008 annual cash incentive targets comprised approximately 18% to 25% of the Named Executive Officers’ targeted total direct compensation. The annual cash incentive target comprised 20% of the CEO’s targeted total direct compensation.

The terms of the calendar year annual cash incentive program are approved by the Committee (and in the case of the CEO, ratified by the independent Directors) at or around the Committee’s first regularly scheduled meeting of the first calendar quarter. A payout is made after the Company’s financial results for the last quarter of the calendar year are approved by the Audit Committee and publicly announced and after the Committee certifies actual performance against the metrics. The Committee generally approves the payments at or about its first regularly scheduled meeting in the following calendar year. See the “Summary Compensation Table” on page 40 for the annual cash incentives paid to the CEO and other Named Executive Officers in 2008.

The senior management team participate either in (i) the ELTIP or (ii) an individual variable compensation plan pursuant to which they earn variable sales compensation based on meeting or exceeding pre-determined revenue, margin and booking objectives, based on their respective position.

In determining target performance metrics for the annual cash incentives, the Committee considers whether: (i) the performance measures are quantifiable and capable of being reliably tracked by the Company; (ii) the executives believe they can impact the measure; (iii) there is a connection between making the plan’s performance target and the achievement of a core element of the Company’s business strategy; and (iv) there are a manageable number of performance measures. The Committee considered the 2008 target performance metrics as attainable but difficult. For example, in two of the five years preceding 2008 under the ELTIP, the Company did not meet the threshold requirement for the revenue performance target (although it did meet the threshold requirement for the profit before taxes performance target). Therefore no incentive cash payment was made relative to the portion of the annual cash incentive plan measuring revenue performance in those years.

Recognizing that achievement of the objectives was challenging, the plans adopted by the Committee provided for a reduced bonus if the Company came close to its objectives but fell somewhat short so as to provide sufficient incentive to the executives, while at the same time believing that no bonus should be paid if the results were significantly below the objectives. The Committee also wanted to encourage overachievement of the objectives by providing a significant award for such overachievement, but at the same time established a cap, believing that the possibility of compensation in excess of the cap was not necessary to motivate the executives to overachieve.

Target annual cash incentive bonus amounts vary among the executives and reflect (i) annual cash incentive compensation levels for similar positions at peer companies and (ii) a subjective analysis of each individual’s scope of responsibilities, performance, criticality to the Company, expected future contributions to the Company, and cost of replacing the executive.

As a result of the performance assessment described in the Base Salary section, the Committee set the ELTIP variable compensation targets for Mr. Chen, Mr. Ross and Dr. Nathan. In February 2008, the Committee established a 2008 target annual cash incentive bonus amount (“Target Incentive Amount”) for each participant in the ELTIP. Mr. Chen’s Target Incentive Amount was 126% of base salary (which, like his base salary, was unchanged from 2007 for the reasons noted above under “Base Salary”), Mr. Ross’ was 67% of base salary and Dr. Nathan’s was 70% of base salary. In February 2008, the Committee also established the targeted annual cash incentive amount for the other Named Executive Officers who do not participate in the ELTIP, Mr. Capelli’s was 90% of his base salary and Mr. Beard’s was 70% of base salary.

2008 Plan: John Chen and Jeff Ross

For Mr. Chen and Mr. Ross, 50% of the total Target Incentive Amount was tied to the achievement of a prescribed Company profit before taxes (PBT) objective expressed on a pro forma basis (which excludes amortization of certain expenses, including certain purchased intangibles, unearned stock-based compensation and restructuring costs) (“PBT Component”), and 50% of the total Target Incentive Amount was tied to achievement of a prescribed Company revenue objective (“Revenue Component”). For the following reasons, the Committee determined that these two metrics were the most suitable.

Metrics	Rationale
Revenue	simple and objectively measured emphasizes top line revenue for entire business key driver for total shareholder return

PBT	simple and objectively measured emphasizes controlling costs and increasing profits key driver for total shareholder return

The revenue and PBT objectives were established based on the Company’s 2008 financial plan as approved by the Board of Directors and did not reflect forecast revenues and profits.

The Board of Directors adopted a policy that it will generally not make any adjustments for acquisitions during the course of the performance period since such an adjustment would jeopardize the deductibility of such compensation under Section 162(m) of the Internal Revenue Code. (See “Tax Implications of Executive Compensation” on page 38). However, the Committee is able to exercise negative discretion under the ELTIP by reducing, but not increasing, the amount of cash bonuses from that which would otherwise be earned as a result of actual performance against the pre-established objectives. The Committee at the end of the year considers whether it is appropriate to use negative discretion. The Committee did not exercise negative discretion in 2008. To encourage achievement above the targeted amounts for each component, the plan adjusts actual achievement by a multiplier when actual achievement exceeds 100% of the targeted amount for a component.

For 2008, due to the Company’s strong financial results, the Company achieved 104.4% of its PBT objective and 103.6% of its Revenue objective. Accordingly, Mr. Chen and Mr. Ross each received a cash bonus amount for the year equal to 112% of his Target Incentive Amount with the components of the payout summarized in the following table:

		Actual	Adjusted
Component	Weight	Achievement	Achievement	Payment
Revenue	50%	103.6%	110.8%	55.4%
PBT	50%	104.4%	113.2%	56.6%

2008 Plan: Dr. Raj Nathan

To reflect Dr. Nathan’s leadership responsibilities as Chief Marketing Officer, his annual cash incentive plan was designed to align his incentive pay with the results of Sybase Revenue, Total License Revenue, Specific Product License Revenue, and Mobility License and Messaging Revenue. As was applicable to Mr. Chen, and Mr. Ross, a portion (20%) of Dr. Nathan’s total Target Incentive Amount was tied to the achievement of the Sybase Revenue component. Dr. Nathan’s total Target Incentive Amount was also 30% tied to achievement of the License Revenue Component, 25% was tied to Specific Product License Revenue, and 25% was tied to achievement of Mobility License and Messaging Revenue. Under Dr. Nathan’s plan, negative discretion may be exercised to reduce, but not increase, the amount of Dr. Nathan’s cash bonus from that which would otherwise be earned as a result of actual performance against the pre-established objectives. Negative discretion was not exercised in 2008. To encourage achievement above the targeted amounts for each component, Dr. Nathan’s plan adjusts actual achievement by a multiplier when actual achievement exceeds 100% of the targeted amount for a component and certain components are paid proportionally when performance exceeds the threshold but is below the targeted amount.

Dr. Nathan received a cash bonus amount for the year equal to 98.9% of his total Target Incentive Amount which was on based achievement of the component targets as summarized in the following table:

		Actual	Adjusted
Component	Weight	Achievement	Achievement	Payment
Sybase Revenue	20%	103.6%	110.8%	22.2%
License Revenue	30%	95.2%	94.4%	28.3%
Specific Product Revenue	25%	99.4%	99.4%	24.9%
Mobility License and
Messaging Revenue	25%	92.5%	94.4%	23.6%

2008 Plan: Steve Capelli

Mr. Capelli does not participate in the ELTIP but has a variable compensation plan targeted to revenue and margin performance within his areas of responsibility as President of the Worldwide Field Operations and his compensation was based on worldwide results. Under Mr. Capelli’s plan, targets can be changed during the course of the year to reflect changes in the business such as the impact of an acquisition or organizational changes, but there is no provision for the Company at the end of the year to exercise negative discretion to reduce payments earned against targets within the plan. In 2008 certain of Mr. Capelli’s targets were adjusted to reflect changes in the organization Mr. Capelli manages. Mr. Capelli earned cash variable compensation for the year equal to 120.6% of his total target variable compensation which was based on achievement of component targets as summarized in the following table:

Component	Weight	Achievement	Payment
Product Revenue	30%	101%	104%
Total Services Revenue Growth	15%	103%	112%
Margin	25%	104%	112%
Specified Product License Revenue	10%	99%	96%
Revenue Bookings Timeliness	20%	103%	175%

2008 Plan: Marty Beard

Mr. Beard does not participate in the ELTIP but has a variable compensation plan targeted to revenue and margin performance within his areas of responsibility as President of Sybase 365 and his compensation was based on worldwide results. Under Mr. Beard’s plan, targets can be changed during the course of the year to reflect changes in the business such as the impact of an acquisition or organizational changes, but there is no provision for the Company at the end of the year to exercise negative discretion to reduce payments earned against targets within the plan. In 2008 certain of Mr. Beard’s targets were adjusted to reflect changes due to acquisitions and changes in the organization Mr. Beard manages. In 2008, 40% of Mr. Beard’s variable compensation plan was tied to achievement of messaging and mobile advertising revenue achievement, 40% was tied to Sybase 365 margin achievement and 20% was tied to mBanking performance. Achievement of the Sybase 365 margin and mBanking performance targets were below the threshold amounts, and therefore these components were not paid to Mr. Beard in 2008. Mr. Beard earned cash variable compensation for the year equal to 38% of his total target variable compensation which was based on achievement of the component target that exceeded the applicable threshold as summarized in the following table:

Component	Weight	Achievement	Payment
Messaging Revenue and	40%	99%	96%
Mobile Advertising Revenue

Discretionary Cash Bonuses

The Committee has the right to approve discretionary cash bonus awards proposed by the CEO or a member of the Committee based on a subjective evaluation of an executive’s individual contributions to the Company’s success. Each of the Named Executive Officers was paid a discretionary bonus for 2008 equal to 20% of the amount of bonus he earned in 2008 under his annual cash incentive bonus program. A similar 20% discretionary bonus was paid to most of the Company’s employees. The discretionary bonuses were not based on predetermined measures of corporate performance or achievement of specified corporate objectives, but rather the CEO recommended the 2008 discretionary bonus payments to the Committee based on the Company’s record performance in 2008.

(c)Long-Term Incentives. The primary purposes of the 2008 long-term incentives are (i) to help drive maximum total shareholder return by directly aligning the interests of the executives and stockholders, (ii) motivating key executives to remain with the Company and (iii) in the case of performance based restricted stock, motivating the executives to meet or exceed specified one-year financial objectives that support enhancement of shareholder value. Equity grant types for the executives are determined by the Committee annually and are based on grants at companies in the peer groups, market data, emerging trends, and the impact on stockholder dilution. In 2008, long-term incentives generally comprised 39% to 56% of the targeted total direct compensation of the Named Executive Officers other than the CEO. Long-term incentives comprised 65% of the CEO’s targeted total direct compensation. See the “Grants of Plan-Based Awards in 2008” on page 42 for the awards made to the CEO and other Named Executive Officers in 2008.

Executive equity awards are approved and granted by the Committee annually at or around the first regularly scheduled Committee meeting of each calendar year. The independent Directors ratify the award for the CEO. Special additional equity awards may be granted or approved from time to time to executive officers in connection with promotions, assumption of additional responsibilities and other factors.

For a number of years, the Company has been using service-based restricted stock with cliff vesting to provide a significant long-term retention incentive. In 2005, the Committee began also including performance-based restricted stock to strengthen the relationship between executive pay and Company performance. Restricted stock grants are shares of the Company’s common stock that are granted to the executive with a restriction that the shares will be forfeited if the executive does not remain with the Company through the entire 3 year vesting period. Performance-based restricted stock has the additional requirement that the shares will also be forfeited if certain financial objectives are not realized. The Committee currently expects to make performance-based equity grants annually with vesting and performance targets determined by the Committee at the time of grant.

In 2008, the Committee determined to award a portfolio of service-based restricted stock, stock options and performance-based restricted stock within the executive long term incentive program. The Committee considered: (i) a focus on retention, balanced with share performance and financial performance; (ii) efficient use of equity to provide lower long-term dilution through the use of restricted stock; and (iii) lower FAS 123R expense with the use of restricted stock. The Committee determined that the greatest emphasis should be placed on performance-based restricted stock to focus senior executives on meeting the prescribed goals. The CEO’s and other Named Executive Officers’ long-term incentive awards were composed of performance-based restricted stock (55%), service-based restricted stock (19%), and stock options (26%). The selection of these awards and mix reflected the Committee’s intention to align the CEO’s and other Named Executive Officers’ long-term incentive compensation with financial performance measures that support improvement in shareholder value and utilize shares efficiently through the use of full-value shares rather than stock options

In determining the amount of equity awards granted to an individual executive, the Committee considers such factors as (i) award levels for similar positions as determined by the Committee’s review of the Compensation Peer Group, (ii) an individual’s prior and outstanding awards, (iii) the vesting of such awards, and (iv) executive performance as explained in the Base Salary section, including subjective analysis of each individual’s scope of responsibilities, individual performance, criticality to the Company, expected future contributions to the Company, and cost of replacing the executive. As a result, the Committee awarded the following Long-Term Incentive grants in 2008:

		Performance-Based	Service-Vested
Executive	Stock Options	Restricted Stock	Restricted Stock
Mr. Chen	129,667	82,069	27,356
Mr. Beard	25,330	16,150	5,380
Mr. Capelli	27,140	17,310	5,770
Dr. Nathan	16,280	10,380	3,460
Mr. Ross	10,860	6,920	2,310

As with the annual cash incentive program, in determining long-term equity performance metrics, the Committee considers whether: (i) the performance measures are quantifiable and capable of being reliably tracked by the Company; (ii) the executives believe they can impact the measure; (iii) there is a connection between hitting the plan’s performance targets and the achievement of a core element of the Company’s business strategy; and (iv) there is a concise number of performance measures.

The Committee considered a variety of performance metrics for the 2008 performance-based awards and determined the most suitable measures were:

Metrics	Rationale
Revenue	simple and objectively measured emphasizes top line growth for entire business key driver for total shareholder return

Return on Invested Capital
  measures both profitability and invested capital base (includes impact of cash and equity acquisitions)
  encourages effective management of total earnings (excluding interest and taxes) as it relates to invested capital key driver for total shareholder return

Cash Flow from Operations Growth	measures cash generated from running the business driven by cash from sales and general working capital requirements key driver for total shareholder

The metrics in the 2008 performance-based stock grants were seen as challenging since they represented one year goals that the Committee believed were attainable but difficult. The 2008 performance-based stock grants included the following performance metrics:

Component	Weight
Revenue	60%
Return on Invested Capital	20%
Cash Flow from Operations	20%

A smaller number of shares than the number granted can vest if 2008 performance was below the target, but no shares can vest unless a minimum threshold level of performance was met. The 2008 performance-based restricted stock incorporated a maximum cap of 125% of target to provide upside leverage to reward performance above target and encourage above target performance. The goals were set based on the Company’s confidential financial plan. The thresholds were set based on macroeconomic indicators and historical and forecasted performance of the Company and its peers.

In the first quarter of 2009, the Committee reviewed the 2008 achievement against the metrics and determined the number of performance-based restricted shares that were earned and therefore will vest in 2011 for executives who are employed by the Company on the date of vesting. The 2008 performance-based restricted stock grants do not provide for discretion on the part of the Committee to award a different number of shares than those earned pursuant to actual achievement against the performance metrics. At the end of 2008, the Company determined based on 2008 performance that 110.4% of the performance based restricted stock will vest in 2011, so long as the grantees are still employed by the Company at that time.

The service-based restricted stock will vest if the recipient remains employed through the third anniversary of the grant date of the stock. The stock options vest incrementally over a four year period with the initial vesting occurring six months after grant and monthly vesting thereafter.

Further information on the equity awards may be found in the “Summary Compensation Table” on page 40 and the “Grants of Plan-Based Awards in 2008” on page 42.

(d)Perquisites. For executive officers other than Mr. Chen, the Company provides executives a one-time allowance that may be used for financial counseling and/or legal fees personally incurred in connection with Company-related litigation up to a maximum of $10,000 (which is grossed up for tax purposes), plus a continuing annual allowance for tax advisory services and/or legal fees personally incurred in connection with Company-related litigation of up to $10,000 (which is not grossed up for tax purposes). Under Mr. Chen’s employment agreement, he is reimbursed for up to $20,000 annually (grossed up for taxes) for medical, financial planning, legal and estate planning and tax planning and preparation services. These benefits are based on the actual charges for the services. With the exception of the CEO, there are no other executive perquisites provided to executive officers. The executive officers also participate in a number of benefits programs that are generally available to all full-time employees.

When Mr. Chen joined the Company in 1997, the Company entered into an Employment Agreement with Mr. Chen by which it agreed to provide Mr. Chen with certain benefits comparable to the benefits he received from his prior employer. At that time the Committee and the Board determined that it was necessary to offer such benefits in order to recruit Mr. Chen, who the Board had determined had the background and skills which the Company required. In 2002, as a further long-term retention benefit, the Committee decided to increase the amount of life insurance purchased by the Company for Mr. Chen’s benefit and increase the amount of financial planning services for which the Company would reimburse Mr. Chen. In 2003, the Committee felt that it was important for the long term retention of Mr. Chen that it also agree to provide, subject to certain conditions, for payment by the Company, upon Mr. Chen’s retirement, of premiums for coverage for Mr. Chen, his spouse and eligible dependents (plus an amount sufficient to cover federal and state income tax liability associated with such premium payments) under the Company’s U.S. Retiree Health Program. In 2008, Mr. Chen received perquisites as shown in footnote 6 of the “Summary Compensation Table” appearing on page 40 and in the “Pension Benefits for 2008” appearing on page 48.

(e)Non-Qualified Deferred Compensation. The Company maintains an unsecured non-qualified deferred compensation plan for a select group of management and highly-compensated employees. The accounts are subject to the claims of the Company’s general creditors. The performance of individual account balances are measured by investments chosen by each participant from the mutual fund investment choices in the Company’s 401(k) plan. There is no guaranteed minimum rate of return and the Company has not previously, and does not intend to, contribute to the non-qualified deferred compensation plan accounts above and beyond the compensation amounts deferred by participants.

(f)Broad-Based Employee Benefits. Executives are able to participate in broad-based employee benefit plans which are available to employees generally in the country where the executive resides. In the United States, where all of the Named Executive Officers reside, an employee receives a credit which is sufficient to provide for all employees’ medical, dental, vision and long term disability coverage (to replace up to 2/3rd of base salary, limited to $23,000 monthly for the Company’s executive officers and $10,000 for all other employees) and to provide life and accidental death & dismemberment insurance with coverage at 1.5 times the employee’s base salary. These credits can be applied towards the Company’s healthcare plans, life insurance, accidental death & dismemberment insurance, and disability plans. The employee can choose to fund additional coverage in such plans by designating a portion of his base salary for such purpose.

Adjustment of Targets; Recoupment of Annual Cash Incentive Compensation / Long-Term Incentive Compensation

In February 2008 the Company’s Board of Directors adopted a policy specifying actions to take if a significant restatement of the Company’s financial statements occurs in the future due to misconduct by one or more of the Company’s employees (as determined by the Board). If such a restatement occurs, the Board will review any cash incentive compensation that was paid to such employees under incentive plans adopted after the date of this policy and calculated on the basis of having met or exceeded specific performance targets for performance periods which occurred during the restatement period. If the Board determines that the incentive compensation would have been lower had it been calculated based on such restated results, to the extent permitted by governing law and employment contracts entered into before the adoption of this policy, then with respect to the employees whose misconduct contributed to the restatement, the Board will seek to (i) recover the difference between the cash compensation paid and the cash compensation that would have been paid had the compensation been calculated based on the restated financials, (ii) cancel all outstanding vested and unvested equity grants made after the adoption of this policy, and (iii) recover proceeds from the sale of shares obtained pursuant to an equity grant made after the date of this policy if the sale occurred during the 12 month period following the issuance of financial statements that are later restated.

All employment contracts, incentive plans and equity grants entered into or created after adoption of this policy will comply with this policy. Employment contracts, incentive plans and equity grants in place before the adoption of this policy will not be amended.

Stock Ownership Guidelines

In 2003, the Company initiated stock ownership guidelines that require all senior executives to hold a minimum number of common shares. In 2006, the Committee amended the guidelines to require: (i) the CEO to accumulate a minimum investment position in the Company equal to at least three times his annual base salary; and (ii) Section 16 officers, other than the CEO, to accumulate a minimum investment position in the Company equal to at least one times the executive’s annual base salary. The stock ownership guidelines are posted on the Company’s website under Corporate Governance at http://www.sybase.com/about_sybase/investorrelations.

Stock-Based Compensation Grant Procedures

The Compensation Committee approves all stock grants to the executives, and the independent members of the Board of Directors ratify such grants to the CEO. The Board of Directors has appointed Board member John Chen, who also serves as the CEO, to serve as the Stock Committee of the Board of Directors. In such capacity, he has been granted authority to approve stock grants to employees other than the executives, not to exceed for any individual 100,000 option or SAR shares or 25,000 restricted stock shares (or a combination of option, SAR and restricted stock shares having the same value as 100,000 option or SAR shares, given a ratio of four option or SAR shares to one restricted stock share). Any grants in excess of such authority require the approval of the Compensation Committee.

The Company’s policy is that the exercise price for stock options and SARs when issued shall be no lower than the closing price of Sybase common stock on the date that the grant has been approved, or if the approval falls on a date when the New York Stock Exchange is not open, then on the next day that the New York Stock Exchange is open. It is the intention of the Company that annual grants to all executives other than the CEO be awarded at the year’s first regularly scheduled Compensation Committee meeting (and for the CEO, at the year’s first regularly scheduled Board meeting since his grant needs to be ratified by the independent members of the Board of Directors). Such meetings are held after the public release of earnings information for the preceding calendar quarter and full year. This allows the Compensation Committee to take into account financial performance in the preceding calendar year when setting the executives’ compensation for the new year. However, there could be occasions where the Compensation Committee asks that further work be undertaken after such regularly scheduled meeting before the grants are approved, in which case the grants are made by the Compensation Committee as soon thereafter as the requested work has been completed. The date of the grants is the date that the Compensation Committee grants its approval, except for grants to the CEO where the grant date is the date that the independent directors ratify the Committee’s recommendation. During the course of the year, grants may be approved by the Compensation Committee for newly hired executives and for existing executives who have either been promoted or are deemed deserving by the Compensation Committee of a special grant for retention purposes or otherwise.

Commencing in 2009, stock grants to existing employees other than the executive officers may be made on the first trading day in April and/or on the first trading day in August. In 2008 stock grants to existing employees other than the executive officers were made on the first trading day in March for Vice President and Director level employees and on the first trading day in August for all other employees who received grants. These grants are approved by the Stock Committee. During the course of the year grants may be approved by the Stock Committee for issuance on the second Friday of each calendar month to newly hired employees or for existing employees who have been promoted or for other special reasons which the Stock Committee determines are appropriate.

The Company does not time or plan, nor has it timed or planned, the release of material information for the purpose of affecting the value of the stock grants awarded to the executives or its employees. The Company does not time or plan, nor has it timed or planned, the issuance of stock grants to its executives or employees in coordination with the release of material information.

Tax Implications of Executive Compensation

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations adopted thereunder by the Internal Revenue Service, publicly held companies may be precluded from deducting certain compensation paid to certain executive officers in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Executive Leadership Team Incentive Plan was approved by stockholders at the 2005 Annual Meeting for the purpose of qualifying such plan under Section 162(m) for performance-based cash bonuses.

The Committee considers the deductibility of compensation to its executives when reviewing and structuring compensation programs and attempts to maintain full deductibility to the extent consistent with the Company’s overall compensation goals. However, the Committee may make payments that are not fully deductible if it believes that such payments promote the best interests of the Company and its stockholders.

Compensation Committee Interlocks

No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, or has had any relationship with the Company, any of its subsidiaries or any other entity that is required to be disclosed in this Proxy Statement. None of the Company’s executive officers serves, or has, in the past fiscal year, served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on the Company’s board of directors.

Summary

The Company believes that the mix of compensation afforded its executives provides (a) retention incentives to executives who are performing well, (b) a compensation package which is competitive when compared to peer companies and (c) appropriate rewards to executives to the extent they improve the Company’s overall performance and increase shareholder value.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for 2008. Based on the review and discussions, the Compensation Committee recommended to the Board, that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for its 2009 Annual Meeting of Stockholders.

The report is submitted by the Compensation Committee.

Michael A. Daniels (Chair)
Richard C. Alberding
Cecilia Claudio
Alan B. Salisbury

Summary Compensation Table

This table shows summary compensation information for the last three fiscal years for the Chief Executive Officer, the Chief Financial Officer and the three most highly compensated executive officers during 2008 (other than the CEO and CFO). These individuals are referred to as “Named Executive Officers.”

								Change in
								Pension
								Value and
							Non-Equity	Nonqualified
							Incentive	Deferred
						Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Stock Awards		Awards	Compensation	Earnings	Compensation
Principal Position	Year	($)(1)	($)(2)	($)(3)		($)(3)	($)(1)	($)	($)		Total ($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)		(j)
John Chen,	2008	990,000	280,000	3,682,111		635,744	1,400,000	104,222	120,726		7,212,803
Chairman of the Board,	2007	990,000	0	5,240,715		604,854	1,527,500	34,974	128,077		8,526,120
CEO and President	2006	990,000	0	5,830,803	(4)	1,042,009	1,279,500	(45,533) (5)	114,558	(6)	9,211,337

Jeff Ross,	2008	338,000	50,727	280,104		108,367	253,635	0	2,000		1,032,833
Senior Vice President and	2007	248,814	0	237,556	(8)	51,648	162,718	0	2,000	(9)	702,736
Chief Financial Officer (7)

Marty Beard,	2008	388,560	20,889	481,556		127,436	104,445	0	2,000		1,124,886
President Sybase 365	2007	363,140	0	491,320		205,756	219,947	0	2,000		1,282,163
	2006	342,585	0	394,489	(10)	210,425	217,416	0	2,000	(9)	1,166,915

Steve Capelli,	2008	440,748	95,678	602,439		201,459	478,388	0	2,000		1,820,712
President, Worldwide	2007	415,800	0	596,078		285,888	281,563	0	2,000		1,581,329
Field Operations	2006	357,424	0	390,704	(11)	236,515	159,250	0	2,000	(9)	1,145,893

Raj Nathan,	2008	402,030	55,682	432,341		118,054	278,411	0	2,000		1,288,518
Chief Marketing Officer	2007	386,568	0	472,668		213,866	128,490	0	2,000		1,203,592
	2006	368,160	0	368,510	(12)	214,094	236,630	0	9,076	(13)	1,196,470
____________________

1.	Salary and Non-Equity Incentive Plan Compensation amounts includes amounts earned for the year indicated (including any variable sales compensation) and contributed to the Company’s 401(k) plan by the officers, or deferred pursuant to the Company’s Executive Deferred Compensation Plan, regardless of the year in which paid. Non-Equity Incentive Plan Compensation was paid out under the Executive Leadership Team Incentive Plan or under a variable sales compensation plan.

2.	Bonus amounts represent a discretionary performance bonus paid to each of the Named Executive Officers for 2008 equal to 20% of the amount of bonus he earned in 2008 under his annual cash incentive bonus program. A similar 20% discretionary bonus was paid to most of the Company’s employees. The discretionary bonuses were not based on predetermined measures of corporate performance or achievement of specified corporate objectives, but rather the CEO recommended the 2008 discretionary bonus payments to the Committee based on the Company’s record performance in 2008.

3.	The amounts in columns (e) and (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006, December 31, 2007 and December 31, 2008, as applicable, in accordance with FAS 123R, of awards pursuant to the Sybase, Inc. 2003 Stock Plan and predecessor stock plans no longer in effect and includes amounts from awards granted both in and prior to the indicated year. Assumptions used in the calculation of these amounts are included in Note 7, “Stockholders’ Equity” to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2009. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. During 2006 the Company recognized the following compensation expense under FAS 123R for options to purchase common stock in FFI, a wholly-owned subsidiary, $29,962 for Mr. Chen, $999 for Mr. Beard, $999 for Mr. Capelli and $999 for Dr. Nathan. Each of the Named Executive Officers forfeited their FFI options in December 2006.

4.	Amount for 2008 includes $2,651,021 recognized for financial reporting purposes related to estimated vesting of performance-based restricted stock awards granted in 2006, 2007 and 2008. Amount for 2007 includes $4,157,827 recognized for financial reporting purposes related to estimated vesting of performance-based restricted stock awards granted in 2005, 2006 and 2007. Amount for 2006 includes $2,966,202 recognized for financial reporting purposes related to estimated vesting of performance-based restricted stock awards granted in 2005 and 2006.

5.	Amounts represent the accrued compensation expense during the applicable year for Mr. Chen’s post-retirement health care benefit. The negative compensation expense amount for 2006 resulted from a change in the assumed duration of the tax gross up for this benefit. The post-retirement health care benefit will not vest if Mr. Chen is terminated for cause or voluntarily resigns before he reaches age 55. See “Pension Benefits for 2008” on page 48 for additional information regarding this benefit and the assumptions used to value the benefit.

6.	Includes the following amounts paid to Mr. Chen pursuant to his employment agreement with the Company which amounts were designed to provide Mr. Chen with benefits comparable to those provided by his prior employer: (a) $18,000 car allowance in each of 2006, 2007 and 2008, (b) $2,000 401(k) matching payment in each of 2006, 2007 and 2008, (c) $5,323 in 2006, $4,003 in 2007 and $6,485 in 2008 for reimbursement of medical and dental expenses, (d) $17,880 in 2006, $32,719 in 2007 and $25,756 in 2008 for reimbursement of financial and tax advisory services, (e) $63,982 in 2006 and 2007 and $61,111 in 2008 for supplemental life and long term disability insurance premiums, and (f) $7,373 equalization payment for 401(k) match differential from prior employer in each of 2006, 2007 and 2008. See “Employment and Change of Control Agreements” on page 50 for additional information. Except for the $2,000 401(k) match and automobile allowance, all amounts include amounts paid to cover applicable income taxes.

7.	Mr. Ross became the Company’s Senior Vice President and Chief Financial Officer on November 9, 2007. Previously Mr. Ross served as the Company’s Vice President and Corporate Controller.

8.	Amount for 2008 includes $215,190 recognized for financial reporting purposes related to estimated vesting of performance-based restricted stock awards granted in 2006, 2007 and 2008. Amount for 2007 includes $168,338 recognized for financial reporting purposes related to estimated vesting of performance-based restricted stock awards granted in 2005, 2006 and 2007.

9.	Represents 401(k) matching contribution received by all eligible Company employees.

10.	Amount for 2008 includes $352,183 recognized for financial reporting purposes related to estimated vesting of performance-based restricted stock awards granted in 2006, 2007 and 2008. Amount for 2007 includes $370,469 recognized for financial reporting purposes related to estimated vesting of performance-based restricted stock awards granted in 2005, 2006 and 2007. Amount for 2006 includes $253,826 recognized for financial reporting purposes related to estimated vesting of performance-based restricted stock awards granted in 2005 and 2006.

11.	Amount for 2008 includes $446,187 recognized for financial reporting purposes related to estimated vesting of performance-based restricted stock awards granted in 2006, 2007 and 2008. Amount for 2007 includes $456,450 recognized for financial reporting purposes related to estimated vesting of performance-based restricted stock awards granted in 2005, 2006 and 2007. Amount for 2006 includes $264,842 recognized for financial reporting purposes related to estimated vesting of performance-based restricted stock awards granted in 2005 and 2006.

12.	Amount for 2008 includes $313,809 recognized for financial reporting purposes related to estimated vesting of performance-based restricted stock awards granted in 2006, 2007 and 2008. Amount for 2007 includes $351,465 recognized for financial reporting purposes related to estimated vesting of performance-based restricted stock awards granted in 2005, 2006 and 2007. Amount for 2006 includes $232,402 recognized for financial reporting purposes related to estimated vesting of performance-based restricted stock awards granted in 2005 and 2006.

13.	Amount for 2007 and 2008 represents $2,000 401(k) matching contribution. Amount for 2006 includes $2,000 401(k) matching contribution and $7,076 for reimbursement of financial and tax advisory services, including amounts paid to cover applicable income taxes.

Grants of Plan-Based Awards in 2008

								All Other	All Other
		Estimated Future						Stock	Option	Exercise	Grant Date
		Payouts Under			Estimated Future Payments			Awards:	Awards:	or Base	Fair Value
		Non-Equity Incentive Plan			Under Equity Incentive Plan			Number of	Number of	Price of	of Stock
		Awards (1)			Awards (2)			Shares of	Securities	Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Underlying	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	Units (#)	Options (#)	($/Sh)(3)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
John Chen	2/05/08				61,552	82,069	102,586				2,315,987
	2/05/08							27,356			771,986
	2/05/08	937,500	1,250,000	3,125,000
	2/05/08								129,667	28.22	1,099,018

Jeff Ross	2/04/08				5,190	6,920	8,650				196,458
	2/04/08							2,310			65,580
	2/04/08	169,845	226,460	556,150
	2/04/08								10,860	28.39	92,601

Marty Beard	2/04/08				12,113	16,150	20,187				458,498
	2/04/08							5,380			152,738
	2/04/08	217,594	271,992	1,087,968
	2/04/08								25,330	28.39	215,984

Steve Capelli	2/04/08				12,983	17,310	21,637				491,430
	2/04/08	241,971	396,673	1,428,023
	2/04/08							5,770			163,810
	2/04/08								27,140	28.39	231,417

Raj Nathan	2/04/08				7,785	10,380	12,975				294,688
	2/04/08	219,509	281,422	703,555
	2/04/08							3,460			98,229
	2/04/08								16,280	28.39	138,816

____________________

(1)	The non-equity incentive plan awards for 2008 were granted on February 5, 2008 to Mr. Chen and on February 4, 2008 to each of the other Named Executive Officers. Mr. Chen, Mr. Ross and Dr. Nathan participate in the Company’s Executive Leadership Team Incentive Plan. Mr. Capelli and Mr. Beard each participate in separate individualized variable compensation plans. See “Compensation Discussion and Analysis -- Components of Executive Compensation -- (b) Annual Cash Incentive” on page 30 for a discussion of the components of, and payouts under, the non-equity incentive plans for the Named Executive Officers. The threshold, target and maximum amounts disclosed above represent the estimated payment amounts determined at the time the awards were granted. Amounts reflected in column (g) of the Summary Compensation Table above reflect actual payment in early 2009 of these awards.

(2)	Target amounts in column (g) reflect the amount of performance-based restricted stock granted to the Named Executive Officers in 2008. Performance-based restricted stock granted in 2008 cliff vests three years from the date of grant. Vesting is based on the Company’s achievement in 2008 of three performance components, (i) total revenue, (ii) return on invested capital and (iii) cash flow from operations. The revenue target has a 60% weighting, the return on invested capital has a 20% weighting and the cash flow target has a 20% weighting. Vesting is linear upon achievement of thresholds, which vary for each performance component, but in no case will more than 125% of the granted amount of performance-based restricted stock be earned and issued. The maximum amounts in column (h) represent the 125% maximum of the target. At December 31, 2008, based on information available at that time, the Company estimated that approximately 110.4% of the performance-based restricted stock grants made in 2008 would vest at the completion of the three-year vesting period in 2011.

(3)	All equity grants made in 2008 were made under the Company’s Amended and Restated 2003 Stock Plan. Exercise prices for awards in column (k) reflect the closing price of the Company’s stock on the NYSE on the date of grant. All grants are made on the date such grants were approved. See “Compensation Discussion and Analysis – Stock-Based Compensation Grant Procedures” on page 37 for a discussion of grant approval practices.

(4)	The grant date fair value of awards in this column reflect the fair value of such awards determined pursuant to FAS 123R. Regardless of the value placed on awards at the grant date, the actual value realized by the optionee will depend on the price of Sybase common stock at the date in the future when awards are exercised or vest.

Outstanding Equity Awards at December 31, 2008

	Option Awards							Stock Awards
														Equity
												Equity		Incentive
					Equity							Incentive		Plan Awards:
					Incentive							Plan Awards:		Market or
	Number				Plan Awards:							Number of		Payout Value
	of		Number of		Number of			Number				Unearned		of Unearned
	Securities		Securities		Securities			of Shares		Market Value		Shares,		Shares, Units
	Underlying		Underlying		Underlying			or Units of		of Shares or		Units or		or Other
	Unexercised		Unexercised		Unexercised	Option		Stock That		Units of Stock		Other Rights		Rights That
	Options		Options		Unearned	Exercise	Option	Have Not		That Have		That Have		Have Not
	(#)		(#)		Options	Price	Expiration	Vested		Not Vested		Not Vested		Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)		($)(1)		(#)		($)(1)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)		(i)		(j)
John Chen	27,014	(2)	102,653	(2)		28.22	2/5/2015	126,856	(3)	3,142,223	(3)	82,069	(4)	2,032,849	(4)
	166,979	(5)	62,021	(5)		21.59	1/31/2013					87,600	(6)	2,169,852	(6)
	100,000	(7)				20.72	2/4/2014					103,000	(8)	2,551,310	(8)
	700,000	(9)				14.10	2/14/2013
	120,870	(10)				9.93	7/1/2012
	500,000	(11)				25.0625	2/1/2011
	400,000	(12)				23.9375	2/3/2010

Jeff Ross	2,262	(13)	8,598	(13)		28.39	2/4/2015	7,669	(14)	189,961	(14)	6,920	(15)	171,408	(15)
	6,770	(16)	18,230	(16)		25.94	11/9/2014					5,000	(17)	123,850	(17)
	3,391	(18)	4,009	(18)		25.81	2/26/2014					6,100	(19)	151,097	(19)
	8,342	(5)	3,099	(5)		21.59	1/31/2013					5,146	(8)	127,466	(8)
	10,000	(20)				26.625	8/11/2010

Marty Beard	5,277	(13)	20,053	(13)		28.39	2/4/2015	15,112	(21)	374,324	(21)	16,150	(15)	400,035	(15)
	4,812	(18)	5,688	(18)		25.81	2/26/2014					8,600	(19)	213,022	(19)
	20,391	(5)	7,575	(5)		21.59	1/31/2013					12,580	(8)	311,606	(8)
	60,000	(7)				20.72	2/4/2014
	33,334	(11)				25.0625	2/1/2011
	100,000	(20)				26.6250	8/11/2010

Steve Capelli	5,654	(13)	21,486	(13)		28.39	2/4/2015	18,087	(22)	448,015	(22)	17,310	(15)	428,769	(15)
	8,479	(18)	10,021	(18)		25.81	2/26/2014					15,300	(19)	378,981	(19)
	23,333	(23)	16,667	(23)		20.92	8/7/2013					5,000	(24)	123,850	(24)
	16,684	(5)	6,197	(5)		21.59	1/31/2013					10,293	(8)	254,957	(8)
	3,125	(25)				15.18	8/11/2013
	834	(10)				9.93	7/1/2012
	30,000	(11)				25.0625	2/1/2011

Raj Nathan	3,391	(13)	12,889	(13)		28.39	2/4/2015	14,107	(26)	349,430	(26)	10,380	(15)	257,112	(15)
	4,812	(18)	5,688	(18)		25.81	2/26/2014					8,600	(19)	213,022	(19)
	24,099	(5)	8,952	(5)		21.59	1/31/2013					14,867	(8)	368,256	(8)
____________________

1.	Amounts in columns (h) and (j) are calculated using the $24.77 per share closing price of our common stock on December 31, 2008.

2.	Represents stock options granted on February 5, 2008. 1/8 of the shares vest 6 months after grant and 1/48 of the shares vest monthly thereafter until fully vested 4 years after date of grant.

3.	Represents service-based restricted stock. Includes 41,000 shares granted on January 31, 2006 which vest three years from the date of grant, 58,500 shares granted on February 23, 2007 which vest three years from the date of grant and 27,356 shares granted on February 5, 2008 which vest three years from the date of grant.

4.	Represents performance-based restricted stock granted on February 5, 2008. Grant cliff vests 3 years from the date of grant with vesting based on the achievement of three one year performance components. See footnote (2) to Grants of Plan-Based Awards table above. Amount reflected in column (j) for this award reflects achievement of target level vesting.

5.	Represents stock option appreciation rights granted on January 31, 2006. 1/8 of the shares vest 6 months after grant and 1/48 of the shares vest monthly thereafter until fully vested 4 years after date of grant.

6.	Represents performance-based restricted stock granted on February 23, 2007. Grant cliff vests 3 years from the date of grant with vesting based on the achievement of three one year performance components. Amount reflected in column (j) for this award reflects achievement of target level vesting.

7.	Represents stock options granted on February 4, 2004. 1/8 of the shares vest 6 months after grant and 1/48 of the shares vest monthly thereafter until fully vested 4 years after date of grant.

8.	Represents performance-based restricted stock granted on January 31, 2006. Grant cliff vests 3 years from the date of grant with vesting based on the achievement of three performance components. Amount reflected in column (j) for this award reflects achievement of target level vesting.

9.	Represents stock options granted on February 14, 2003. 1/6 of the shares vest 6 months after grant and 1/36 of the shares vest monthly thereafter until fully vested 3 years after date of grant.

10.	Represents stock options granted on July 1, 2002. 1/6 of the shares vest 6 months after grant and 1/36 of the shares vest monthly thereafter until fully vested 3 years after date of grant.

11.	Represents stock options granted on February 1, 2001. 1/8 of the shares vest 6 months after grant and 1/48 of the shares vest monthly thereafter until fully vested 4 years after date of grant.

12.	Represents stock options granted on February 3, 2000. 1/8 of the shares vest 6 months after grant and 1/48 of the shares vest monthly thereafter until fully vested 4 years after date of grant.

13.	Represents stock options granted on February 4, 2008. 1/8 of the shares vest 6 months after grant and 1/48 of the shares vest monthly thereafter until fully vested 4 years after date of grant.

14.	Represents service-based restricted stock. Includes 2,059 shares granted on January 31, 2006, which vest three years from the date of grant, 3,300 shares granted on February 26, 2007, which vest three years from the date of grant and 2,310 shares granted on February 4, 2008 which vest three years from the date of grant.

15.	Represents performance-based restricted stock granted on February 4, 2008. Grant cliff vests 3 years from the date of grant with vesting based on the achievement of three one year performance components. See footnote (2) to Grants of Plan-Based Awards table above. Amount reflected in column (j) for this award reflects achievement of target level vesting.

16.	Represents stock options granted on November 9, 2007. 1/8 of the shares vest 6 months after grant and 1/48 of the shares vest monthly thereafter until fully vested 4 years after date of grant.

17.	Represents performance-based restricted stock granted on November 9, 2007. Grant cliff vests 3 years from the date of grant with vesting based on the achievement of three one year performance components. Amount reflected in column (j) for this award reflects achievement of target level vesting.

18.	Represents stock options granted on February 26, 2007. 1/8 of the shares vest 6 months after grant and 1/48 of the shares vest monthly thereafter until fully vested 4 years after date of grant.

19.	Represents performance-based restricted stock granted on February 26, 2007. Grant cliff vests 3 years from the date of grant with vesting based on the achievement of three one year performance components. Amount reflected in column (j) for this award reflects achievement of target level vesting.

20.	Represents stock options granted on August 11, 2000. 1/8 of the shares vest 6 months after grant and 1/48 of the shares vest monthly thereafter until fully vested 4 years after date of grant.

21.	Represents service-based restricted stock. Includes 5,032 shares granted on January 31, 2006 which vest three years from the date of grant, 4,700 shares granted on February 26, 2007 which vest three years from the date of grant and 5,380 shares granted on February 4, 2008 which vest three years from the date of grant.

22.	Represents service-based restricted stock. Includes 4,117 shares granted on January 31, 2006 which vest three years from the date of grant, 8,200 shares granted on February 26, 2007 which vest three years from the date of grant and 5,770 shares granted on February 4, 2008 which vest three years from the date of grant.

23.	Represents stock option appreciation rights granted on August 7, 2006. 1/8 of the shares vest 6 months after grant and 1/48 of the shares vest monthly thereafter until fully vested 4 years after date of grant.

24.	Represents performance-based restricted stock granted on August 7, 2006. Grant cliff vests 3 years from the date of grant with vesting based on the achievement of three performance components. Amount reflected in column (j) for this award reflects achievement of target level vesting.

25.	Represents stock options granted on August 11, 2003. 1/8 of the shares vest 6 months after grant and 1/48 of the shares vest monthly thereafter until fully vested 4 years after date of grant.

26.	Represents service-based restricted stock. Includes 5,947 shares granted on January 31, 2006 which vest three years from the date of grant 4,700 shares granted on February 26, 2007 which vest three years from the date of grant and 3,460 shares granted on February 4, 2008 which vest three years from the date of grant.

Option Exercises and Stock Vested in 2008

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares
	Acquired	Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)(1)	($)(2)	(#)	($)(3)
John Chen	220,000	4,287,923	375,000	9,963,750
Jeff Ross	8,750	59,475	12,000	318,840
Marty Beard	0	0	35,000	929,950
Steve Capelli	66,250	1,047,846	37,000	983,090
Raj Nathan	94,917	1,005,476	28,000	743,960
____________________

(1)	For stock option appreciation rights, the number of shares acquired on exercise equals the number of the stock option appreciation rights exercised.

(2)	For stock options the value realized equals the difference between the option exercise price and the fair market value of Sybase common stock on the date of exercise, multiplied by the number of shares for which the option was exercised. For stock option appreciation rights, the value realized equals the difference between the stock option appreciation right exercise price and the fair market value of Sybase common stock on the date of exercise, multiplied by the number of stock option appreciation rights which were exercised.

(3)	The value realized equals the market value of Sybase common stock on the vesting date, multiplied by the number of shares that vested.

Pension Benefits for 2008

In August 2002, the Company and Mr. Chen amended Mr. Chen’s employment agreement, effective January 1, 2003, to provide for payment by the Company, upon Mr. Chen’s retirement, of premiums for coverage for Mr. Chen, his spouse and eligible dependents (plus an amount sufficient to cover federal and state income tax liability associated with such premium payments) under the Company’s U.S. Retiree Health Program. This program allows eligible domestic Company employees to purchase health insurance upon retirement at their own expense. The benefits under this amendment will not be paid if Mr. Chen is terminated by the Company for cause or voluntarily terminates before he reaches age 55. The Company does not have agreements with any of the other Named Executive Officers for compensatory post-retirement benefits.

		Number of	Present
		Years	Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)(1)	($)	($)
John Chen	Retiree Medical Plan	6	$617,268	none
____________________

(1)	The post-retirement healthcare benefit was implemented on January 1, 2003 and the Company has accrued for the benefit in each year since the benefit was adopted. Mr. Chen has been employed with the Company since 1997.

The Company has engaged an employee benefits consulting firm to value Mr. Chen’s post-retirement healthcare benefit. For purposes of determining the present value of Mr. Chen’s accumulated benefit, the following assumptions were used by the consulting firm:

  Mr. Chen will remain employed with the Company until 60 and then will retire;

  Mr. Chen will continue to provide services to the Company for 2 years following retirement and will be eligible for a tax gross-up equal to 35% of the benefit cost during this time (valuations of this benefit before 2006 assumed that Mr. Chen would be eligible for the tax gross-up during his entire lifetime; this assumption was re-evaluated and reduced to 2 years in the valuations conducted for 2006, 2007 and 2008);

  Mr. Chen will elect coverage for his spouse and all children that are eligible for coverage;

  Mr. Chen’s children will remain eligible for coverage until they each reach age 21;

  A 5.64% discount rate was used for 2008, a 5.9% discount rate was used for the 2007 expense and a 5.82% discount rate was used for 2006 expense;

  Healthcare cost trend rates used in 2008 range from 4% to 9.5% annual rate increases for pre-age 65 costs and from 4.0% to 11.00% annual rate increases for post age 65 costs; healthcare cost trend rates used in 2007 range from 4% to 10% annual rate increases for pre-age 65 costs and from 7.5% to 12.50% annual rate increases for post age 65 costs; healthcare cost trend rates used in 2006 ranged from 10% to 12% annual rate increases for pre-age 65 costs and from 10% to 15% annual rate increases for post age 65 costs; and

  In 2007 and 2008 the 1994 Group Annuity Reserving table for males and females was used for life expectancy data; in 2006 the 1983 Group Annuity Mortality Table for males and females was used for life expectancy data.

Nonqualifed Deferred Compensation in 2008

The Sybase Executive Deferred Compensation Plan allows eligible executive participants, including the Named Executive Officers, the opportunity to defer portions of their base salary and annual cash incentive compensation and thereby defer taxes. Sybase does not contribute to this plan. The Sybase Executive Deferred Compensation Plan is not intended to provide for the payment of above-market or preferential earnings on compensation deferred under the plan.

The Sybase Executive Deferred Compensation Plan uses the same investment choices available to participants in the Company’s 401(k) plan which is administered by Fidelity Investments. Each participant’s deferrals are invested in one or more of the funds offered in the Company’s 401(k) plan to mirror the participant’s 401(k) allocation. The participant does not actually own any share of the investment options he/she selects and all balances are subject to the claims of the Company’s general creditors. The Company has not made any contributions to the non-qualified deferred compensation plan balances other than the compensation deferrals elected by participants.

Deferral and distribution elections for each year’s deferrals are established during the open enrollment period prior to each plan (calendar) year. Distribution elections for lump sum payments, installment payments or combinations of lump sum and installment payments are available for distributions at death, disability, termination of employment or on specified dates agreed to during open enrollment.

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contributions	Contributions	Earnings in	Withdrawals/	December 31,
	in 2008	in 2008	2008(2)	Distributions	2008
Name	($)(1)	($)	($)	($)	($)
John Chen	0	0	(1,484,080)	0	2,206,343
Jeff Ross	0	0	0	0	0
Marty Beard	104,857	0	(143,398)	0	488,042
Steve Capelli	0	0	(201,800)	0	544,828
Raj Nathan	0	0	(572,486)	0	1,114,343
____________________

1.	These amounts are included in the Summary Compensation table in the “Salary” and “Non-Equity Incentive Plan Compensation” columns.

2.	None of the earnings in this column are included in the Summary Compensation Table on page 40 because there were not preferential or above market.

3.	The following table reflects the deferred compensation plan contributions made by each of the Named Executive Officers in the years when such officers were Named Executive Officers and their compensation was reported in the proxy. Mr. Ross became a Named Executive Officer in 2007 and did not contribute to the deferred compensation plan in that year. All of these amounts below were reported in the respective Summary Compensation Tables for the years noted.

	Chen	Beard	Capelli	Nathan
2007	$0	$94,416	$0	$118,315
2006	0	89,072	0	213,451
2005	0	89,072	0	155,131
2004	0	95,989	53,165	243,895
2003	224,500	35,150	62,734	123,606
2002	213,000	33,840	42,333	99,074
2001	276,525	31,450	45,203	121,403
2000	277,025	0	22,288	79,535
1999	616,758	0	60,209	211,247
1998	755,014	0	0	247,737
1997	173,750	0	0	0

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

Employment Agreements

John Chen. In December 2007, the Company entered into an amended and restated employment agreement with Mr. Chen, pursuant to which he serves as Chairman of the Board of Directors, CEO and President of the Company. The primary reason for amending and restating Mr. Chen’s employment agreement was to conform the agreement with recent regulations under Section 409A of the Internal Revenue Code (the “Code”). The agreement provides for annual base salary and target incentive compensation adjustments approved by the Board of Directors, and employee benefits comparable to those he received from his prior employer. In an effort to recruit Mr. Chen to join the Company, the Company agreed to make Mr. Chen “whole” for the benefits he would be forfeiting by leaving his then current employer. In August 2002, Mr. Chen’s existing employment agreement was amended to provide for certain post retirement healthcare benefits. See Compensation Discussion and Analysis – Components of Executive Compensation -- Perquisites” on page 36 and the “Pension Benefits for 2008” on page 48 for a description of Mr. Chen’s current benefits and his retirement healthcare benefit. If Mr. Chen’s employment terminates without cause and not in connection with a change of control, as defined in his amended and restated change of control agreement (see “Executive Change of Control Agreements,” below), Mr. Chen’s agreement provides for a severance payment equal to 150% of both his base salary and target annual cash bonus for the then-current fiscal year, continuation of his employee benefits for a period of 18 months from his effective date of termination, accelerated vesting of 100% of his then-outstanding stock options and stock appreciation rights and the immediate release of 50% of his restricted stock from escrow. See “Executive Change of Control Agreements,” below regarding amounts payable to Mr. Chen in the event his employment terminates in connection with a change of control.

Executive Change of Control Agreements

John Chen. In 2007, the Company entered into an amended and restated change of control agreement with Mr. Chen, primarily to conform the agreement with recent regulations under Section 409A of the Code. The amended and restated agreement continues to provide for change in control severance payments equal to two times his then current annual base salary and annual target incentive compensation and accelerated vesting of 100% of his then-outstanding stock options and stock appreciation rights and the immediate release of all of his restricted stock from escrow. These benefits are payable upon a change of control, regardless of whether Mr. Chen is terminated (“single trigger”). A “change of control” means the first to occur of any of the following events: (i) change in ownership of the Company, (ii) change in effective control of the Company, (iii) change in ownership of a substantial portion of the Company’s assets (with an asset value change in ownership exceeding more than 50% of the total gross fair market value replacing the 40% default rule), all as defined under Code Section 409A and the related final Treasury regulations. In order to assure that Mr. Chen, along with certain other executive officers noted below who would be directly involved in the negotiation of a change of control of the Company (and who due to their positions within the Company would most likely not be employed by the surviving entity after a change of control) would be provided with incentive to support a change of control that the Board found to be in the best interests of the Company, the Company entered into single trigger agreements with these individuals. The Board entered into these single trigger agreements based on advice from independent legal counsel and industry practice at the time the agreements were executed. Additionally, if Mr. Chen’s employment terminates within 18 months of a change of control, other than for cause, the Company will continue his benefits for a two-year period and the Company will “gross up” the benefit payments for the amount of any tax payable in respect of these benefits. If any payments under Mr. Chen’s change of control agreement are covered under Section 280G of the Code and subject Mr. Chen to excise tax under Section 4999 of the Code, the Company will provide him with an amount sufficient to cover the excise tax imposed and any other income or employment taxes imposed on the amounts paid to cover the excise tax.

Other Executives. The Company also has single trigger change of control agreements with Daniel Carl, the Company’s current General Counsel, and with Marty Beard, the former Senior Vice President, Corporate Development and Marketing, who currently serves as the President of Sybase 365, a subsidiary of the Company. These agreements are similar to the agreement entered into with the Company’s CEO except (i) these agreements provide for two times each officer’s then current annual base salary and one and a half times the officer’s annual target incentive compensation as severance payments following a change in control and (ii) if any payments under the foregoing change of control agreements are covered under Section 280G of the Code and subject the employee to excise tax under Section 4999 of the Code, the Company will either provide the employee full change of control benefits, or pay such lesser amount as would result in no portion of the change in control benefits being subject to excise taxes, whichever amount results in the greater after-tax benefit to the employee.

The Company also has other amended and restated change of control agreements, which were amended effective December 2007 primarily to conform the agreements with recent regulations under Section 409A of the Code. These agreements, which are similar to the ones noted in the paragraph above; were entered into with each of its other current executive officers. However, such agreements are not single trigger agreements. The benefits will be paid only if the executive’s employment is terminated upon or within 18 months following a change of control (“double trigger”). In entering into these agreements, the Board of Directors felt that it would be in the best interests of the stockholders to assure that during a change of control the executives were fully engaged and were not distracted by concerns regarding their employment status.

The tables below set forth the potential payments to the CEO and other Named Executive Officers upon the occurrence of certain triggering events.

John Chen’s Change of Control or Termination Scenarios

Change of control and employment termination scenarios are shown below for Mr. Chen. Had he been terminated as of December 31, 2008, he would receive benefits between $0 and $15,668,094 depending on the reasons for the termination. He will not receive severance benefits under more than one of the scenarios. For example, if there is a change of control and his employment is terminated, he will only receive the amount he is entitled to under the change of control scenario, and he will not also be entitled to employment severance as a result of being terminated without cause.

  Had a change of control occurred as of December 31, 2008, Mr. Chen would have been eligible to receive the payments set forth below:
Pay Item	Summary of Terms	Estimated Payment
Cash Severance	2x annual base salary; plus	$1,980,000

	2x the greater of (a) the average of	2,777,500
	the cash bonus paid for services
	performed in 2007 and the target
	incentive opportunity for 2008 (b) the
	target incentive opportunity for 2008

Acceleration of Unvested Stock Options,	All unvested stock options, SARs	10,093,461
SARs and Restricted Stock	and restricted shares become
	immediately vested

Benefits Continuation	24 months benefits continuation	147,793
	(if terminated within 18 months of
	Change of Control)

Supplemental Life and Long-Term Disability	Reimbursement for Supplemental	122,870
Insurance	Insurance premiums

Retiree Health Plan Coverage (1)	Present value of lifetime retiree	543,640
	health plan premiums (assumes
	continued service through the
	second anniversary of the Change of
	Control date)
Total		$15,665,264
____________________

(1)	Based on cost estimates for continuation of medical, dental and vision coverage through 2031.
  In the event that Mr. Chen is terminated by the Company without cause and a change of control has not occurred, the following benefits will be provided to Mr. Chen. A voluntary termination as a result of the following is considered a termination without cause: (i) without Mr. Chen’s express written consent, the assignment to Mr. Chen of any duties or the significant reduction of the Mr. Chen’s duties, either of which is materially inconsistent with Mr. Chen’s position with the Company and responsibilities in effect immediately prior to such assignment, or the removal of Mr. Chen from such position and responsibilities, which is not effected for disability or for cause; (ii) a material reduction by the Company in the base salary and/or target bonus of Mr. Chen as in effect immediately prior to such reduction; (iii) a material reduction by the Company in the kind or level of benefits to which Mr. Chen is entitled immediately prior to such reduction with the result that Mr. Chen’s overall benefits package is significantly reduced (other than a nondiscriminatory reduction affecting the Company’s employees generally) ; or (iv) the relocation of Mr. Chen to a facility or a location more than 75 miles from San Francisco without Mr. Chen’s express written consent. However these conditions will not constitute a termination without cause unless Mr. Chen has provided notice to the Company of the applicable condition within 90 days of it first occurring and the Company has been provided with at least 30 days to remedy the condition.

Pay Item	Summary of Terms	Estimated Payment
Cash Severance	1.5x annual base salary; plus	$1,485,000

	1.5x the target incentive opportunity	1,875,000
	for the current fiscal year

Acceleration of Unvested Stock Options,	All unvested stock options and	5,145,343
SARs and Restricted Stock	SARs and 50% of restricted shares
	become immediately vested

Benefits Continuation	18 months benefits continuation	110,000

Retiree Health Plan Coverage	Present value of lifetime retiree	543,640
	health plan premiums (assumes
	continued service through the
	second anniversary of the Change of
	Control date)
Total		$9,158,983

  In the event that Mr. Chen is terminated by the Company for cause or if Mr. Chen resigns, retires, dies or terminates his employment due to disability, Mr. Chen is not entitled to any severance payments or benefits other than retiree health plan coverage in certain situations. If prior to age 55, Mr. Chen (a) does not voluntarily terminate his employment with the Company and (b) is not terminated by the Company for cause, then he shall be entitled to retiree health plan coverage upon a termination of his employment for any reason after age 55.

Other Named Executive Officers’ Change of Control or Termination Scenarios

Change of control and employment termination scenarios are shown below for the other Named Executive Officers. These Named Executive Officers will not receive severance benefits under more than one of the scenarios. For example, if there is a change of control and his employment is terminated such that he is entitled to change of control benefits, he will only receive the amount he is entitled to under the change of control scenario, and he will not also be entitled to employment severance in connection with being terminated as a result of a layoff or reduction in force.

  Had a change of control occurred during calendar year 2008, and had Mr. Ross, Dr. Nathan, Mr. Beard, or Mr. Capelli been terminated as of December 31, 2008, such Named Executive Officer would have been eligible to receive the payments set forth below:

		Estimated	Estimated	Estimated	Estimated
	Summary of	Payment to	Payment to	Payment to	Payment to
Pay Item	Terms	Jeff Ross	Steve Capelli	Raj Nathan	Marty Beard
Cash Severance	2x annual base	$676,000	$881,496	$804,062	$777,120
	salary; plus

	1.5x the greater	339,690	595,010	422,133	407,968
	of (a) the average
	of the cash bonus
	paid for services
	performed in
	2007 and the
	target incentive
	opportunity for
	2008 (b) the
	target incentive
	opportunity for 2008

Acceleration of Unvested,	All unvested stock	773,637	1,713,987	1,216,286	1,323,074
Stock Options, SARs	options, SARs
and Restricted Stock	and restricted
	shares become
	immediately vested

Benefits Continuation	24 months benefits	147,793	147,793	147,793	147,793
	continuation (if
	terminated within 18
	months of Change
	of Control)
Total		$1,937,120	$3,338,286	$2,590,273	$2,655,955

  In the event that any Named Executive Officer (other than Mr. Chen) is terminated as a result of a layoff or a reduction in force and a change of control has not occurred, the Named Executive Officer is entitled to a severance benefit equal to the greater (i) 4 months of base salary or (ii) 2 months of base salary plus 2 weeks of base salary for each year of service with the Company, provided that the total severance payment shall not exceed 24 weeks of base salary. Had the Named Executive Officer been terminated on December 31, 2008 and had he been entitled to a severance payment, he would have been eligible to receive the payments set forth below:
Jeff Ross	Marty Beard	Raj Nathan	Steve Capelli
$156,000	$179,335	$185,553	$203,422

  In the event that any Named Executive Officer (other than Mr. Chen) is terminated by the Company for cause or if such person resigns, retires, dies or terminates his employment due to disability, the executive is not entitled to any severance payments or benefits.

POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the Company’s preference to avoid related party transactions.

Historically, in connection with the Board Affairs Committee’s determination of the independence of the Company’s directors, this Committee reviews any related party transactions involving members of the Board and determines if any such transactions impact the independence of the Company’s non-employee directors. In 2008, the Board Affairs Committee determined that all of the Company’s non-employee directors were independent as defined by the NYSE’s Corporate Governance Standards and the Company’s Corporate Governance Guidelines, see “Corporate Governance Matters -- Board Independence” on page 9. The Company’s executive officers, members of the Board, and the Company’s entire workforce are also covered by the Company’s Statement of Values and Business Ethics and the Company’s Conflicts of Interest policies which require the disclosure of related party transactions to appropriate parties within the Company. A link to the Company’s Statement of Values and Business Ethics, which contains a summary of the Conflict of Interest policy is available on the home page Company’s website, Sybase.com, under “Code of Ethics.”

In February 2007, the Board adopted a written policy for related party transactions. Under this policy the Board Affairs Committee reviews the material facts of all transactions between the Company and a related party (defined to include executive officers, directors, director nominees, greater than 5% stockholders or the immediate family members of the foregoing) that have exceeded or may exceed $100,000 in a single year where the related party will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Under the related party transaction policy, the Board Affairs Committee either pre-approves, or if pre-approval is not feasible, reviews and, if appropriate, ratifies at the Committee’s next meeting, all related party transactions entered into by the Company. The Board Affairs Committee’s review of related party transactions takes into account, among other factors the Committee deems appropriate, whether the transaction is on terms no less favorable than generally available to unaffiliated third-parties in similar circumstances and the extent of the related party’s interest in the transaction. No member of the committee participates in the review of a transaction for which he or she is the related party. The related party transaction policy created standing pre-approval for certain recurring related party transactions, including (i) executive officer compensation that has been approved by the Compensation Committee (unless the executive officer is related to a director or another executive officer) and director compensation reported in the proxy, (ii) transactions with companies where the related party’s only relationship is as a non-executive employee, director or less than 10% owner of such company, if the aggregate transaction does not exceed the greater of $1,000,000 or 2 percent of the other company’s total revenue, (iii) charitable contributions by the Company to charities where the related person’s only relationship is as a non-executive employee or director if the aggregate transaction does not exceed the lesser of $1,000,000 or 2 percent of the charity’s total annual receipts, and (iv) transactions with related persons where the rates or charges are determined by competitive bids.

The policy also provides that all related party transactions that are required by SEC rules to be disclosed shall be disclosed in the Company’s applicable filings with the Securities and Exchange Commission.

Related Party Transactions in 2008

Mr. Chen’s brother-in-law, Hung Hsi, has been employed by the Company since June 1998 as a software engineer. In 2008 Mr. Hsi earned an annual salary of $160,010 and received a bonus of $30,657. On August 1, 2008 Mr. Hsi was awarded 1,500 stock options with an exercise price of $33.96.

Mr. Capelli’s brother-in-law, Cornel Lee, has been employed by the Company since April 2005 as an account manager. In 2008 Mr. Lee became Mr. Capelli’s brother-in-law. In 2008 Mr. Lee earned a base salary of $83,671 and earned variable compensation of $455,184. On August 1, 2008 Mr. Lee was awarded 1,000 stock options with an exercise price of $33.96.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our Section 16 officers and directors, and holders of more than 10% of any class of our equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Forms 4 and 5 with the SEC. These individuals are also required to furnish the Company with copies of all Section 16(a) forms filed on their behalf.

Based solely on our review of Forms 3, 4, and 5, or written notice from certain reporting persons that no Forms 4 or 5 were required, the Company believes that all required Section 16(a) filings were made on a timely basis in 2007 except as follows: in July 2008 a late Form 4 was filed for the exercise of 12,000 options and sale of 11,525 shares of common stock by Terry Stepien, one of our Section 16 officers.

OTHER MATTERS

Deadline for Receipt of Stockholder Proposals and Nominations for the 2010 Annual Meeting

If you want us to consider a proposal for possible inclusion in our Proxy Statement for our 2010 Annual Meeting of Stockholders, you must deliver your proposal to Sybase’s Corporate Secretary at our principal executive offices, One Sybase Drive, Dublin, California 94568 no later than November 18, 2009. Any such proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

If you intend to present a proposal or nomination from the floor at the 2010 Annual Meeting, but you do not intend to have it included in our 2010 Proxy Statement, you must give advance notice to us prior to the deadline for such meeting determined in accordance with our Bylaws (the “Bylaw Deadline”), as described below. If you give notice of such a proposal after the Bylaw Deadline, you will not be permitted to present the proposal to the stockholders for a vote at the meeting. Under our Bylaws, we must receive your notice on or before November 18, 2009, which is 120 days prior to the anniversary of the date that we first mailed this year’s proxy materials to stockholders. If we move next year’s annual meeting date by more than 30 days from this year’s meeting date, then we must receive your notice on or before the later of (i) 120 days prior to next year’s annual meeting date and (ii) 10 days following public announcement of such meeting date. Also, your notice must provide all of the information required pursuant to Section 2.5 of our Bylaws, which are summarized below, as to each matter, or the presiding officer may properly refuse to acknowledge your proposal or nomination:

  your name and address;

  the number of shares of our stock that you beneficially own or are owned by partnerships in which you are a partner and any options, warrants or other derivative instruments which increase or decrease in value based on shares of our stock; any short interest you have any of our securities;

  a brief description of the proposal and your reasons for making it;

  any material interest that you have in the proposal, including any performance related fees that you are entitled to based on changes in the value of our stock or derivative instruments based on our securities;

  the name, age, business address and residence address of your nominee, if any;

  the nominee’s principal occupation;

  the number of shares of our stock beneficially owned by the nominee;

  a description of all arrangements between you and the nominee, if any, or anyone else regarding the nomination;

  that you are a stockholder of record and are entitled to vote at the meeting;

  whether you will appear in person or by proxy to make the proposal or nomination; and

  all other information that would be required in a proxy statement with respect to the proposal or nominee, as the case may be.

  all nominees must deliver a questionnaire regarding their background and qualifications (which shall be provided upon written request to the Company secretary) and written representations regarding (i) the disclosure of any agreements or understandings regarding how the nominee would vote if elected, (ii) disclosure of agreements or understandings with other parties with respect to compensation, indemnification or reimbursement for service as a director, and (iii) confirmation that the nominee, if elected would comply with the Company’s corporate governance, conflict of interest, ethics, confidentiality, stock ownership and insider trading policies and guidelines.

Please see “Corporate Governance Matters -- Director Nominee Criteria and Process” on page 10 for a discussion of the Board’s process for evaluating director nominees.

Stockholder Proposals and Nominations for the 2009 Annual Meeting

We have not been notified by any stockholder of his or her present intention to present a stockholder proposal from the floor at this year’s Annual Meeting. The Board of Directors does not know of any other matters to be brought before this Annual Meeting. However, the enclosed proxy card grants the proxy holders discretionary authority to vote on any other matter properly brought before the 2009 Annual Meeting. If any other matters properly come before the Annual Meeting, the proxy holders named in the enclosed proxy card intend to vote in accordance with their best judgment on such matters.

THE BOARD OF DIRECTORS
Dated: March 18, 2009

Appendix A

SYBASE, INC.

AMENDED AND RESTATED

2003 STOCK PLAN

SYBASE, INC.
AMENDED AND RESTATED
2003 STOCK PLAN
(Amended and Restated Effective April 14, 2009)

     SYBASE, INC., hereby amends and restates in its entirety the Sybase, Inc. 2003 Stock Plan, effective as of April 14, 2009. The 2003 Stock Plan was initially amended and restated as of March 25, 2004 (“1st Amendment Date”),was amended and restated on May 25, 2005 (“2nd Amendment Date”), was amended and restated on May 29, 2007 (“3rd Amendment Date”), and was amended and restated on April 14, 2009 (the “4th Amendment Date”). The amended and restated 2003 Stock Plan shall hereinafter be referred to as the “Plan.” The Plan, as amended on the 1st Amendment Date, became effective upon approval by the stockholders of Sybase, Inc. at the Annual Meeting of Stockholders held on May 27, 2004 (“Plan Effective Date”). Unless otherwise defined, terms with initial capital letters are defined in Section 2 below.

SECTION 1
BACKGROUND AND PURPOSE

1.1 Background The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (SARs), Performance Shares, Performance Units, Deferred Stock Units, Restricted Stock Units and Restricted Stock.

1.2 Purpose of the Plan The Plan is intended to attract, motivate, and retain the following individuals: (a) employees of the Company and its Affiliates; (b) consultants who provide significant services to the Company and its Affiliates; and (c) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by such individuals, thereby aligning their interests with those of the Company’s stockholders.

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act shall include such section, any valid rules or regulations promulgated under such section, and any comparable provisions of any future legislation, rules or regulations amending, supplementing or superseding any such section, rule or regulation.

2.2 “Administrator” means, collectively the Board, and/or one or more Committees, and/or one or more executive officers of the Company designated by the Board to administer the Plan or specific portions thereof.

2.3 “Affiliate” means any corporation or any other entity (including, but not limited to, Subsidiaries, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.4 “Applicable Law” means the legal requirements relating to the administration of Options, SARs, Performance Shares, Performance Units, Deferred Stock Units, Restricted Stock Units and Restricted Stock and similar incentive plans under applicable state corporate and securities laws, the Code, and applicable rules and regulations promulgated by the NYSE or the requirements of any other stock exchange or quotation system upon which the Shares may then be listed or quoted.

2.5 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Shares, Performance Units, Restricted Stock Units and/or Deferred Stock Units.

2.6 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including the Grant Date.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Change in Control” means the occurrence of any of the following events:

     (a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

     (b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

     (c) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the Plan Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors); or

     (d) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

2.9 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.10 “Committee” means any committee appointed by the Board of Directors to administer the Plan or any portion thereof that (i) is composed entirely of Independent Directors, and (ii) has a published committee charter as required under applicable NYSE rules.

2.11 “Company” means Sybase, Inc., a Delaware corporation, or any successor thereto. With respect to the definitions of the Performance Goals, the Administrator may determine that “Company” means Sybase and its consolidated Subsidiaries.

2.12 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

2.13 “Continuous Status” as an Employee, Consultant or Director means that a Participant’s employment or service relationship with the Company or any Affiliate is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the following cases: (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company and any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If such

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reemployment is not so guaranteed, then on the one hundred eighty-first (181st) day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Continuous Status as a Director means the absence of any interruption or termination of service as a Director.

2.14 “Deferred Stock Units” means an Award granted to a Participant that is Restricted Stock, Performance Shares or Performance Units and that is paid out on a deferred basis after such Award has vested as described in Section 11.3.

2.15 “Director” means any individual who is a member of the Board of Directors of the Company.

2.16 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.17 “Employee” means any employee of the Company or of an Affiliate.

2.18 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.19 “Fair Market Value” means the closing price of the Company’s Shares on the NYSE on the relevant date. If the Shares are not trading on the NYSE on the relevant date, “Fair Market Value” means the last quoted per share selling price for Shares on the relevant date, or if there were no sales on such date, the closing bid on the relevant date; if there are neither bids nor sales on the relevant date, then the Fair Market Value shall mean the arithmetic mean of the highest and lowest quoted selling prices on the last market trading day before the relevant date, as determined by the Administrator. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, Fair Market Value shall be determined by the Administrator (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.20 “Fiscal Year” means a fiscal year of the Company.

2.21 “Freestanding SAR” means a SAR that is granted independently of any Option.

2.22 “Grant Date” means with respect to an Award, the effective date an Award is granted.

2.23 “Incentive Stock Option” means an Option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.24 “Independent Director” means a Nonemployee Director who is (i) a “non-employee director” within the meaning of Section 16b-3 of the 1934 Act, (ii) “independent” as determined under the applicable rules of the NYSE, and (iii) an “outside director” under Treasury Regulation Section 1.162-27(e)(3), as any of these definitions may be modified or supplemented from time to time.

2.25 “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Administrator in its discretion.

2.26 “Misconduct” shall include commission of any act in competition with any activity of the Company (or any Affiliate) or any act contrary or harmful to the interests of the Company (or any Affiliate) and shall include, without limitation: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or

3

any Affiliate), (d) misuse of any trade or business secrets or confidential, secret, privileged, or non-public information relating to the Company’s (or any Affiliate’s) business or breach of the Company’s Nondisclosure and Assignment of Inventions Agreement, or (e) participating in a hostile takeover attempt of the Company or an Affiliate. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.

2.27 “NYSE” means New York Stock Exchange.

2.28 “Nonemployee Director” means a Director who is not employed by the Company or an Affiliate.

2.29 “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.30 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.31 “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.32 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (vi) earnings per share, (viii) stock price, (ix) return on equity, (x) total stockholder return, (xi) growth in stockholder value relative to the moving average of the S&P 500 Index or another index, (xii) return on capital, (xiii) return on assets or net assets, (xiv) return on investment, (xv) economic value added, (xvi) operating profit or net operating profit, (xvii) operating margin, (xix) market share, (xx) contract awards or backlog, (xxi) overhead or other expense reduction, (xxii) credit rating, (xxvi) objective customer indicators, (xxvii) new product invention or innovation, (xxviii) attainment of research and development milestones, (xxix) improvements in productivity, (xxx) attainment of objective operating goals, and (xxxi) objective employee metrics. The Performance Goals may differ from Participant to Participant and from Award to Award.

2.33 “Performance Shares” mean an Award granted to a Participant pursuant to Section 10 of the Plan that entitles the Participant to receive a prescribed number of Shares upon achievement of performance objectives associated with such Award.

2.34 “Performance Unit” means an Award granted to Participant pursuant to Section 10 of the Plan that entitles the Participant to receive a cash payment equal to the value of a prescribed number of Shares upon achievement of performance objectives associated with such Award.

2.35 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions that subject the Shares to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator, in its discretion.

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2.36 “Plan” means this amended and restated Sybase, Inc. 2003 Stock Plan, as set forth in this instrument and as hereafter amended from time to time.

2.37 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.38 “Restricted Stock Unit” shall mean a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

2.39 “Retirement” means the termination of employment pursuant to the Company’s retirement policies for an Employee who has attained the age of fifty-five (55) and whose Continuous Status as an Employee was not interrupted during the previous five (5) years.

2.40 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.41 “SEC” means the U.S. Securities and Exchange Commission.

2.42 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.43 “Shares” means the shares of common stock of the Company.

2.44 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as a SAR. A SAR gives a Participant a right to receive an amount equal to the difference between the exercise price of the Shares on the grant date and the Fair Market Value of the Shares on the exercise date. For example, assume a Participant is granted 100 SARs at an exercise price of $20 (i.e., 100% of the Fair Market Value of the underlying Shares on the grant date). When the SARs become exercisable, the Fair Market Value of the underlying Shares is $30 per Share. Therefore, upon exercise of the SAR the Participant is entitled to receive $1,000 (100 Shares x $10 per Share).

2.45 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.46 “Tandem SAR” means a SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

SECTION 3
ADMINISTRATION

3.1 The Administrator. The Administrator shall be appointed by the Board of Directors from time to time.

3.2 Authority of the Administrator. It shall be the duty of the Administrator to administer the Plan in accordance with the Plan’s provisions and in accordance with Applicable Law. The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to make recommendations to the Board regarding the following: (a) which Employees, Consultants and Directors shall be granted Awards; (b) the terms and conditions of the Awards, (c) interpretation of the Plan, (d) adoption of such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees and Directors who are foreign nationals or employed outside of the United States, (e) adoption of rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpretation, amendment or revocation of any such rules.

5

3.3 Delegation by the Administrator. The Administrator, in its discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors; provided, however, that the Administrator may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

3.4 Decisions Binding. All determinations and decisions made by the Administrator, the Board, and any delegate of the Administrator pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by Applicable Law.

SECTION 4
SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall be 14,500,000 (i.e., the existing 2003 Plan share reserve plus 3,000,000 shares approved by the stockholders on the 2nd Amendment Date plus 4,000,000 shares approved by the stockholders on the 3rd Amendment Date plus 5,000,000 shares approved by the stockholders on the 4th Amendment Date), plus (i) the 1,004,213 shares available for grant under the Sybase, Inc. 1996 Stock Plan as of the Plan Effective Date; plus (ii) the 55,250 shares available for grant under the 1999 Plan as of the Plan Effective Date, plus (iii) any shares represented by awards granted under the 1996 Plan, the 1999 Plan, or the 1992 Director Plan or the 2001 Director Plan (collectively, the “Existing Plans”) as of the Plan Effective Date that are forfeited or cancelled or expire without the delivery of Shares. As of the 1st Amendment Date, there were a total of 17,202,848 options and awards issued but unexercised under the Existing Plans. After the Plan Effective Date, no further shares will be issued under any Existing Plan. When any Award made under the Plan expires, or is forfeited or cancelled without the delivery of Shares, such Shares will become available for future Awards under the Plan. Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares.

4.2 Fungible Limit on Discounted Awards. For Awards granted on or after the 4th Amendment Date, any Shares subject to Options or SARs shall be counted against the numerical limits of Section 4.1 as one share for every share subject thereto. For Awards granted on or after the 4th Amendment Date, any Shares subject to Performance Shares, Restricted Stock, Restricted Stock Units or Deferred Stock Units with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of Section 4.1 as two and one-tenth shares for every one share subject thereto. To the extent that a share that was subject to an Award that counted as two and one-tenth shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under Section 4.3, the Plan shall be credited with two and one-tenth Shares.

4.3 Lapsed Awards. If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available to be the subject of an Award.

4.4 Adjustments in Awards and Authorized Shares. Subject to the provisions of Section 11.6, in the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs the Administrator shall proportionately adjust the number and class of Shares which may be delivered under the Plan and, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Sections 8.1 and 11.6, in order to prevent dilution or enlargement of the benefits or potential benefits under the Plan. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

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4.5 Legal Compliance. Shares shall not be issued pursuant to the making or exercise of an Award unless the exercise of Options and rights and the issuance and delivery of Shares shall comply with the Securities Act of 1933, as amended, the 1934 Act and other Applicable Law, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

4.6 Investment Representations. As a condition to the exercise of an Option or other right, the Company may require the person exercising such Option or right to represent and warrant at the time of exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

SECTION 5
EMPLOYEE AND CONSULTANT STOCK OPTIONS

     The provisions of this Section 5 are applicable only to Options granted to Employees (including Directors who are also Employees), and Consultants. Such Participants shall also be eligible to receive other types of Awards as set forth in the Plan.

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as determined by the Administrator in its discretion. The Administrator may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Administrator, in its discretion and subject to Section11.6, shall determine the number of Shares subject to each Option.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. The Administrator shall determine the Exercise Price for each Option subject to the provisions of this Section 5.3.

     5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be determined by the Administrator, but in no case shall the per Share exercise price be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

     5.3.2 Incentive Stock Options. The grant of Incentive Stock Options shall be subject to the following limitations:

          (a) The Exercise Price of an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date;

          (b) Incentive Stock Options may be granted only to persons who are, as of the Grant Date, Employees of the Company or a Subsidiary, and may not be granted to Nonemployee Directors or Consultants;

          (c) To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, such Options shall be treated

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as Nonstatutory Stock Options. For purposes of this Section 5.3.2(c), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted; and

          (d) In the event of a Participant’s change of status from Employee to Consultant or Director, an Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three (3) months and one (1) day following such change of status.

     5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Administrator, in its discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price of no less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4 Expiration of Options

     5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

          (a) Date in Award Agreement. The date for termination of the Option set forth in the written Award Agreement; or

          (b) Termination of Continuous Status as Employee or Consultant. The last day of the three (3)-month period following the date the Participant ceases his/her Continuous Status as an Employee or Consultant (other than termination for a reason described in subsections (c), (d), (e), (f) or (g) below); or

          (c) Misconduct. In the event a Participant’s Continuous Status as an Employee or Consultant terminates because the Participant has performed an act of Misconduct as determined by the Administrator, all unexercised Options held by such Participant shall expire five (5) business days following written notice from the Company to the Participant;

          (d) Disability. In the event that a Participant’s Continuous Status as an Employee or Consultant terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan; or

          (e) Death. In the event of the death of a Participant, the Option may be exercised at any time within twenty-four (24) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan; or

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          (f) Retirement. In the event that an Participant’s Continuous Status as an Employee terminates as a result of the Participant’s Retirement, the Participant may exercise his or her Option at any time subject to the limitations in the Plan and the Award Agreement, but only to the extent that the Participant was entitled to exercise the Option at the time of such termination, unless otherwise expressly provided in a written agreement between the Participant and the Company. However, any Incentive Stock Options not exercised within three (3) months of the termination of the Participant’s Continuous Status as an Employee shall be treated for tax purposes as Nonstatutory Stock Options three (3) months and one (1) day following such Retirement; or

          (g) Expiration. Unless otherwise specified above, for Options granted from the Plan Effective Date until the day preceding the 2nd Amendment Date, an Option shall expire no more than ten (10) years from the Grant Date, and for Options granted on or after the 2nd Amendment Date, an Option shall expire no more than seven (7) years from the Grant Date; provided, however, that if an Incentive Stock Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, such Incentive Stock Option may not be exercised after the expiration of five (5) years from the Grant Date.

          (h) Change in Status. In the event a Participant’s status has changed from Consultant to Employee, or vice versa, a Participant’s Continuous Status as an Employee or Consultant shall not automatically terminate solely as a result of such change in status.

     5.4.2 Administrator Discretion. Subject to the limits of Section 5.4.1, the Administrator, in its discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to limitations applicable to Incentive Stock Options).

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Administrator shall determine in its discretion. After an Option is granted, the Administrator, in its discretion, may accelerate the exercisability of the Option.

5.6 Exercise and Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     5.6.1 Form of Consideration. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Administrator, in its discretion, also may permit the same-day exercise and sale of Options and related Shares, or exercise by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or by any other means which the Administrator, in its discretion, determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

     5.6.2 Delivery of Shares. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

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SECTION 6
STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms of the Plan, a SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Administrator. The Administrator may grant, Freestanding SARs, Tandem SARs, or any combination thereof.

     6.1.1 Number of Shares. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant, subject to the limitation in Section 11.6.

     6.1.2 Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, shall have discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem SARs shall equal the Exercise Price of the related Option.

6.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

6.3 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Administrator, in its discretion, shall determine.

6.4 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator shall determine.

6.5 Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator in its discretion as set forth in the Award Agreement, or otherwise pursuant to the provisions relating to the expiration of related Options as set forth in Sections 5.4.

6.6 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (a) the difference between the Fair Market Value of a Share on the date of exercise over the Option Exercise Price, times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

6.7 Cancellation of Exercised and Unissued SAR Shares. Upon exercise of a stock settled SAR, the number of Shares included in such exercise which are not issued to settle the SAR at the time of such exercise shall be cancelled and shall not be available for grant again under the Plan.

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SECTION 7
RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants in such amounts as the Administrator, in its discretion, shall determine. The Administrator, in its discretion and subject to Section 11.6, shall determine the number of Shares to be granted to each Participant.

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until expiration of the applicable Period of Restriction.

7.4 Other Restrictions. The Administrator, in its discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

     7.4.1 General Restrictions. The Administrator may set restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, or individual), or any other basis determined by the Administrator in its discretion.

     7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

     7.4.3 Legend on Certificates. The Administrator, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5 Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after expiration of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate and the Shares shall be freely transferable by the Participant, subject to Applicable Law.

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

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7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8
NONEMPLOYEE DIRECTOR AWARDS

     The provisions of this Section 8 are applicable only to Nonemployee Directors. Nonemployee Directors shall be entitled to receive all types of Awards under this Plan.

8.1 Granting of Options

     8.1.1 Initial Grants. Each Nonemployee Director who first becomes a Nonemployee Director on or after the Plan Amendment Date (excluding each Nonemployee Director whom, at the time he or she first becomes a Director, holds unvested options to purchase Shares or securities convertible or exchangeable for Shares as a result of such Outside Director’s service as a director of an Affiliate), shall be entitled to receive, as of the date that the individual first is appointed or elected as a Nonemployee Director, an Award having an Imputed Value of up to $800,000 on the date of grant, or such lesser number of Shares as is allowed pursuant to Section 11.6. Such Award may consist of a single type or any combination of the types of Awards permissible under this Plan, as determined from time to time by the Board as a whole.

     8.1.2 Ongoing Grants. On the last day of the first regularly scheduled Sybase, Inc. Board of Directors meeting in each calendar year, each Non-Employee Director who has served as a Nonemployee Director for at least five months on that date shall be granted an Award having an Imputed Value of up to $400,000 on the date of grant, or such lesser amount of Shares as is allowed pursuant to Section 11.6, provided that such Non-Employee Director is a member of the Board. Such Award may consist of a single type or any combination of the types of Awards permissible under this Plan, as determined from time to time by the Board as a whole.

     8.1.3 “Imputed Value.” For purposes of Sections 8.1.1, 8.1.2 and 8.3 (as such section relates to Options), the “Imputed Value” of any Award shall mean the value on the applicable date as determined in accordance with Financial Accounting Standards Board Statement No. 123 (revised 2004), “Accounting for Stock-Based Compensation,” as the same may be amended from time to time.

8.2 Terms of Options.

     8.2.1 Option Agreement. A written Award Agreement between the Participant and the Company shall evidence each Option granted pursuant to this Section 8.

     8.2.2 Exercise Price. The Exercise Price for the Shares subject to each Option granted pursuant to this Section 8 shall be 100% of the Fair Market Value of such Shares on the Grant Date.

     8.2.3 Expiration of Options. Each Option granted pursuant to this Section 8 shall terminate upon the first to occur of the following events:

          (a) The date for termination of the Option set forth in the written Award Agreement; or

          (b) For Options granted from the Plan Effective Date until the day preceding the 2nd Amendment Date, an Option shall expire no more than ten (10) years from the Grant Date, and for Options granted on or after the 2nd Amendment Date, an Option shall expire no more than seven (7) years from the Grant Date; or

          (c) The expiration of twelve (12) months from the date the Participant ceases Continuous Status as a Director for any reason other than the Participant’s death or Disability; or

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          (d) In the event that a Participant’s Continuous Status as a Director terminates as a result of the Participant’s death or Disability, the Participant’s Option shall terminate in accordance with the provisions set forth in Section 5.4.1 (d) and (e), respectively.

     8.2.4 Nonqualified Stock Options Only. No Incentive Options may be granted pursuant to this Section 8.

     8.2.5 Vesting and Other Terms. Except as provided in Sections 8.1.4 and 8.2.3, Options granted pursuant to this Section 8 shall become exercisable on terms and conditions determined by the Administrator in its sole discretion. All other provisions of the Plan not inconsistent with this Section 8 shall also apply to Options granted to Nonemployee Directors. In the event of any inconsistency between provisions set forth in Section 8 and those set forth elsewhere in the Plan as they relate to Options, the provisions of Section 8 shall govern with respect to Options granted to Nonemployee Directors.

     8.2.6 Substitute Options. In the event that the Company or an Affiliate consummates a transaction described in section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), an individual who becomes a Nonemployee Director as a result of such transaction may be granted Options in substitution for options granted by the unrelated corporation. If such substitute Options are granted, the Administrator, in its discretion and consistent with section 424(a) of the Code, shall determine the exercise price of such substitute Options, subject to Section 4.1.2.

     8.2.7 Elections by Nonemployee Directors. Pursuant to such procedures as the Administrator (in its discretion) may adopt from time to time in accordance with Code Section 409A and Internal Revenue Service rules relating to constructive receipt), each Nonemployee Director may elect (no later than is required to comply with Code Section 409A and Internal Revenue Service rules relating to constructive receipt) to forego receipt of all or a portion of the annual retainer, committee fees and meeting fees otherwise due to the Nonemployee Director in exchange for an Award under this Plan. The number of Shares subject to an Award received by any Nonemployee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date the compensation otherwise would have been paid to the Nonemployee Director, rounded up to the nearest whole number of Shares. The number of Options granted shall be determined by dividing the cash amount foregone by the Imputed Value of the Options (as defined in Section 8.1.3), rounded up to the nearest whole number of Shares. The procedures adopted by the Administrator for elections under this Section 8.2.7 shall be designed to ensure that any such election by a Nonemployee Director will not disqualify him or her as a “non-employee director” under Rule 16b-3.

SECTION 9
RESTRICTED STOCK UNITS

9.1 Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Administrator in its discretion.

9.2 Number of Restricted Stock Units. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to any Participant, subject to the limitations in Section 11.6.

9.3 Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions, including, without limitation, time-based vesting provisions, in its discretion which, depending on the extent to which they are met, will determine the number of Shares that will be paid out to Participants. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide or individual goals or any other basis determined by the Administrator in its discretion.

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9.4 Earning of Restricted Stock Units. After the applicable Performance Period has ended, the holder of Restricted Stock Units will be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Restricted Stock Unit, the Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Restricted Stock Unit.

9.5 Form and Timing of Payment of Restricted Stock Unit Units. Payment of earned Restricted Stock Units will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator shall settle earned Restricted Stock Units in Shares.

9.6 Cancellation of Restricted Stock Units. On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

9.7 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

SECTION 10
PERFORMANCE SHARES AND PERFORMANCE UNITS

10.1 Grant of Performance Shares/Units. Subject to the terms and conditions of the Plan, Performance Shares and Performance Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Administrator in its discretion.

     10.1.1 Number of Units or Shares. The Administrator will have complete discretion in determining the number of Performance Shares and Performance Units granted to any Participant, subject to the limitations in Section 11.6, provided that during any Fiscal Year, (a) no Participant shall receive Performance Units or Performance Shares having an initial Imputed Value (defined in Section 8.1.3) greater than $5,000,000, except that such Participant may receive Performance Units or Performance Shares in a Fiscal Year in which his or her service as an Employee first commences with an initial value no greater than $10,000,000.

     10.1.2 Value of Performance Shares/Units. Each Performance Unit will have an initial Imputed Value that is established by the Administrator on or before the Grant Date in accordance with Section 8.1.3. Each Performance Share will have an initial Imputed Value equal to the Fair Market Value of a Share on the Grant Date.

10.2 Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions, including, without limitation, time-based vesting provisions, in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Shares/Units that will be paid out to Participants. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Shares/Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide or individual goals or any other basis determined by the Administrator in its discretion.

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10.3 Earning of Performance Shares/Units. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

10.4 Form and Timing of Payment of Performance Shares/Units. Payment of earned Performance Shares/Units will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its discretion, may pay earned Performance Shares/Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

10.5 Cancellation of Performance Shares/Units. On the date set forth in the Award Agreement, all unearned or unvested Performance Shares/Units will be forfeited to the Company, and again will be available for grant under the Plan.

SECTION 11
MISCELLANEOUS

11.1 Change In Control

     11.1.1 Generally. In the event of a Change in Control, unless an Award is assumed or substituted by the successor corporation, then (i) such Awards shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control.

     11.1.2 Options and SARs. If the Administrator determines that Options and SARs will be assumed or an equivalent option or right substituted by the successor corporation or a parent or Subsidiary of the successor corporation, then

          (a) In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Options and SARs held by such Participant shall immediately become one hundred percent (100%) exercisable. In such event, the Company shall notify the Participant in writing or electronically that the Options and SARs are fully exercisable (subject to the consummation of the Change in Control) for a period of forty-five (45) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.

          (b) For the purposes of this Section 11.1.2, the Option or SAR shall be considered assumed if, following the Change in Control, the option or SAR confers the right to purchase or receive, for each Share subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control event by holders of Shares for each Share held on the closing date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Administrator or the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share subject to the Option or SAR, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control, as determined on the date of the Change in Control.

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     11.1.3 Restricted Stock. If the Administrator determines that any Company repurchase or reacquisition right with respect to outstanding Shares of Restricted Stock held by the Participant will be assigned to the successor corporation, then in the event that the successor corporation refuses to accept the assignment of any such Company repurchase or reacquisition right, such Company repurchase or reacquisition right will immediately lapse and the Participant will become one hundred percent (100%) vested in such Shares of Restricted Stock prior to the closing of the Change in Control event.

     11.1.4 Restricted Stock Units; Performance Shares/Units. If the Administrator determines that Restricted Stock Units or Performance Shares/Units will be assumed or an equivalent option or right substituted by the successor corporation or a parent or Subsidiary of the successor corporation, then

          (a) in the event that the successor corporation refuses to assume or substitute for the Restricted Stock Units or Performance Shares/Units, 100% of all vesting or performance objectives will be deemed achieved and all other terms and conditions met immediately prior to the closing of the Change in Control event.

          (b) For the purposes of this Section 11.1.4, the Restricted Stock Unit or Performance Share/Unit shall be considered assumed if, following the Change in Control, the Restricted Stock Unit or Performance Share/Unit confers the right to purchase or receive, for each Share subject to the Restricted Stock Unit or Performance Share/Unit immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Administrator or the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the payout of a Restricted Stock Unit or Performance Share/Unit, for each Share subject to such Award (or, in the case of Performance Units, the number of implied Shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Shares), to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control, as determined on the date of the Change in Control. Notwithstanding anything in this Section 11.1.4 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, that a modification to such performance goals only to reflect the successor corporation’s post Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

11.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase rights applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

11.3 Deferrals. The Administrator, in its discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be in accordance with Code Section 409A and subject to such rules and procedures as shall be determined by the Administrator in its discretion.

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11.4 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without cause. Unless otherwise provided by written contract, employment with the Company and its Affiliates is on an at-will basis only. Additionally, the Plan shall not confer upon any Nonemployee Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which such Nonemployee Director or the Company may have to terminate his or her directorship at any time.

11.5 Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

11.6 Limitations on Awards. No Participant shall be granted an Award in any Fiscal Year for Shares representing more than the lesser of (i) one percent (1%) of the Company’s total number of outstanding Shares immediately prior to the issuance of such Award, or (ii) two million (2,000,000) Shares; provided, however, that such limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 4.4.

11.7 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

11.8 Beneficiary Designations. If permitted by the Administrator, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Administrator. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

11.9 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Administrator, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets. In no event may an Award hereunder be transferred for value.

11.10 Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

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11.11 Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made, provided, however, that no offers may be made to buy out Awards of Options or SARs which have Exercise Prices which exceed the Fair Market Value of the Company’s Common Stock at the time of such buy out offer.

11.12 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

SECTION 12
AMENDMENT, TERMINATION, AND DURATION; RE-PRICING PROHIBITED

12.1 Amendment, Suspension, or Termination. Except as provided in Section 12.2, the Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

12.2 No Amendment or Re-Pricing without Stockholder Approval. The Company shall obtain stockholder approval of any material Plan amendment to the extent necessary or desirable to comply with the rules of the NYSE, the Exchange Act, Section 422 of the Code, or other Applicable Law. The Company shall not, without prior stockholder approval, reduce the exercise or purchase price of any outstanding Options, SARs or other Awards (other than for adjustments made pursuant Section 4.4), or cancel or re-grant Options, SARs for other Awards with a lower exercise price.

12.3 Plan Effective Date and Duration of Awards. The Plan Effective Date shall be May 27, 2004, subject to Sections 12.1 and 12.2 (regarding the Board’s right to amend or terminate the Plan), and shall remain in effect thereafter. However, without further stockholder approval, no Award may be granted under the Plan more than ten (10) years after the Plan Effective Date.

SECTION 13
TAX WITHHOLDING

13.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

13.2 Withholding Arrangements. The Administrator, in its discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date taxes are required to be withheld. The number of Shares withheld to satisfy minimum withholding requirements shall be cancelled and shall not be available for grant again under the Plan.

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SECTION 14
LEGAL CONSTRUCTION

14.1 Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful grant or any Award or the issuance and sale of any Shares hereunder, shall relieve the Company, its officers, Directors and Employees of any liability in respect of the failure to grant such Award or to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.2 Grants Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the date of grant, the number of Shares, which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained.

14.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

14.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.6 Securities Law Compliance. With respect to Section 16 individuals, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

14.7 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

14.8 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

SECTION 15
EXECUTION

     IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan on the date indicated below.

SYBASE, INC.

Dated: April 14, 2009	By:	/s/ Daniel R. Carl
Daniel R. Carl
Vice President,
General Counsel and Secretary

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FORM OF PROXY

SYBASE, INC.
ANNUAL MEETING OF STOCKHOLDERS
April 14, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 18, 2009, and hereby appoints Jeff Ross, Amanda Duisman and Daniel Cohen, or any of them, with full power of substitution, attorneys and proxy holders to vote, as indicated on the reverse side, all shares of Common Stock of SYBASE, INC., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held April 14, 2009 at 10:00 a.m. local time at the offices of the Company, United Nations Conference Room, One Sybase Drive, Dublin, California 94568, and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if personally present at such meeting, on the matters set forth on the reverse side.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

SYBASE, INC.

Vote on Directors

1.	Election of Directors	For All	Withhold All	For All Except:	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below:

Nominees	1) John S. Chen	☐	☐	☐
2) Richard C. Alberding
3) Michael A. Daniels
4) Alan B. Salisbury
5) Jack E. Sum

Vote on Proposals

2.	Ratification of Ernst & Young LLP as independent registered public accounting firm for 2009	For	Against	Abstain
		☐	☐	☐

3.

Approve amendments to the Sybase, Inc. Amended and Restated 2003 Stock Plan, that among other matters, increase the share reserve by 5,000,000 shares and approve its material terms and performance goals for purposes of Internal Revenue Code Section 162(m)

		For	Against	Abstain
		☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature (Please Sign Within Box)	Date	Signature (Joint Owner)	Date